UNITED STATES
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Ryder System, Inc. 2333 Ponce de Leon Blvd., Suite 700 Coral Gables, Florida 33134

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Date:	May 2, 2025
Time:	10:00 a.m. Eastern Daylight Time
Location:	Hotel Colonnade Coral Gables, 180 Aragon Avenue, Coral Gables, Florida 33134
Purpose:	1. To elect eleven directors for a one-year term expiring at the 2026 Annual Meeting of Shareholders.
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2025 fiscal year.
3. To approve, on an advisory basis, the compensation of our named executive officers.
4. To consider any other business that is properly presented at the meeting.
Who May Vote:	You may vote if you were a record owner of our common stock at the close of business on March 3, 2025.
Proxy Voting:	Your vote is important. You may vote:
• by internet;
• by telephone; or
• by mail, if you received a paper copy of these proxy materials.

By order of the Board of Directors,
Robert D. Fatovic
Executive Vice President ("EVP"), Chief Legal Officer ("CLO") and Corporate Secretary
Coral Gables, Florida
March 12, 2025
This proxy statement and the form of proxy, along with our Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report") and the shareholder letter, were first sent or given to shareholders on or about March 12, 2025.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 2, 2025.
Ryder System, Inc.'s ("Ryder," "RSI" or the "Company") proxy statement and 2024 Annual Report are available online at www.ProxyVote.com.

Ryder System, Inc. | 2025 Proxy Statement	i

Proxy Summary

PROXY SUMMARY
This proxy summary provides selected highlights of information contained elsewhere in this proxy statement. Please read the entire proxy statement before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date:	May 2, 2025
Time:	10:00 a.m. Eastern Daylight Time
Location:	Hotel Colonnade Coral Gables, 180 Aragon Avenue, Coral Gables, Florida 33134
Record Date:	March 3, 2025
Voting:
Each share of the Company's common stock held by you at the close of business on March 3, 2025 (the "record date") is entitled to one vote on each matter that is properly submitted for a vote at the 2025 Annual Meeting of Shareholders (the "Annual Meeting").
How:

By Internet	By Phone	By Mail
www.ProxyVote.com	1.800.690.6903	Completing, signing and returning your proxy card

VOTING MATTERS AND BOARD RECOMMENDATIONS
	Matter	Board Recommendation	Page
No. 1	Election of Directors	FOR each director nominee	18
No. 2	Ratification of PricewaterhouseCoopers LLP as Independent Auditor	FOR	26
No. 3	Advisory Vote on Executive Compensation	FOR	59

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Proxy Summary

2024 RYDER HIGHLIGHTS
Ryder generated positive achievements in 2024, demonstrating the increased resilience of our transformed business model. Under the skilled leadership of our management team, in 2024 we reported:

$11.06 EPS	$12.6B TOTAL REVENUE	16% ADJUSTED ROE	$2.3B OPERATING CASH FLOW
•Diluted earnings per share ("EPS") from continuing operations of $11.06, up from $8.73 in prior year •Comparable EPS* of $12.00	•Total revenue of $12.6B, up 7% from prior year •Operating revenue* of $10.3B, up 8% from prior year	•Strong adjusted ROE* ("ROE") during challenging freight environment	•Net cash provided by operating activities from continuing operations ("operating cash flow") of $2.3B •Free cash flow* of $133M

106% TSR	$489M NET EARNINGS	EXPANDED SUPPLY CHAIN & DEDICATED SERVICES	DRIVING VALUE FOR CUSTOMERS
•Absolute three-year total shareholder return ("TSR") of 106%, well above respective TSR of S&P 400 MidCap (+15%) and Dow Jones Transportation average (+1%)	•Net earnings growth of 21%, up from $406M in prior year •Comparable EBITDA* increased to $2.8B, from $2.7B in prior year	•Integrated Impact Fulfillment Services, adding contract packaging and manufacturing capabilities •Integrated Cardinal Logistics, expanding customized dedicated transportation solutions	•Exceeded targeted overall score on customer engagement surveys across all businesses.
For more information relating to the Company's 2024 financial performance, please review our 2024 Annual Report.
* Comparable EBITDA, comparable EPS, free cash flow, operating revenue and certain elements of ROE are non-GAAP financial measures. For a reconciliation of the non-GAAP financial measures to the most comparable GAAP measures, as well as the reasons why management believes these measures are useful to shareholders, refer to "Non-GAAP Financial Measures" on page 42 and "Financial Resources and Liquidity" on page 34 of our 2024 Annual Report.

CORPORATE GOVERNANCE HIGHLIGHTS

▶	Strong Lead Independent Director who is engaged and skilled, with authority to call meetings, develop meeting agendas and engage with shareholders, as appropriate	▶	Strong Board oversight of risk management and strategic planning, with in-depth annual review process and regular updates throughout the year
▶
Independent and Skilled Board; all directors are independent, other than our Board Chair/CEO, and reflect a diversity of experiences, skills, gender, race, ethnicity and age, with six of our eleven director nominees identifying as women or racial/ethnic minorities
		▶	Strong Board oversight of management development and succession planning, with in-depth annual review process and regular updates throughout the year
▶	All independent directors meet in outside director sessions without management at each Board meeting	▶	Published 2023 Corporate Sustainability Report ("CSR") that references global reporting frameworks
▶	Routinely evaluate our governance policies, including those of our largest shareholders, and make changes as appropriate	▶	Frequent shareholder engagement; we annually reach out to holders constituting a majority of our outstanding shares to request feedback on various matters
▶	Annual director elections with majority voting standards and regular evaluations of our Board and committees	▶	Robust stock ownership requirements; 6x annual salary or annual retainer for CEO and directors, as applicable, and 3x annual salary for other named executive officers ("NEOs")
▶	We prohibit our executive officers and directors from hedging or pledging Ryder stock	▶	Robust Principles of Business Conduct and Supplier Code of Conduct

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Proxy Summary

BOARD HIGHLIGHTS

BOARD OF DIRECTORS
Name	Age	Director Since	Professional Background	Independent	Committee Memberships
Robert J. Eck	66	2011	Retired CEO of Anixter International, Inc.	Lead Independent Director	ú Compensation ú Governance (Chair)
Robert A. Hagemann	68	2014	Retired CFO of Quest Diagnostics Incorporated	✓	ú Audit ú Finance
Michael F. Hilton	70	2012	Retired President and CEO of Nordson Corporation	✓	ú Compensation (Chair) ú Governance
Tamara L. Lundgren	67	2012	Chairman, President and CEO of Radius Recycling	✓	ú Audit ú Governance
Luis P. Nieto, Jr.	69	2007	Retired President of the Consumer Foods Group for ConAgra Foods Inc.	✓	ú Compensation ú Finance
David G. Nord	67	2018	Retired Executive Chairman of Hubbell Incorporated	✓	ú Audit (Chair) ú Finance
Robert E. Sanchez	59	2013	Board Chair and CEO of Ryder System, Inc.
Abbie J. Smith	71	2003	Professor of Accounting at the University of Chicago Booth School of Business	✓	ú Audit ú Finance
E. Follin Smith	65	2005	Retired EVP, CFO and Chief Administrative Officer of Constellation Energy Group, Inc.	✓	ú Compensation ú Governance
Dmitri L. Stockton	60	2018	Retired Chairman, President and CEO of GE Asset Management	✓	ú Compensation ú Finance (Chair)
Charles M. Swoboda	58	2022	Retired Chairman, President and CEO of Cree, Inc.	✓	ú Audit ú Governance

10 directors with public company senior leadership experience	10 directors with operational experience	7 directors with transportation & logistics experience	9 directors with financial, accounting & capital markets experience	10 directors with business development/M&A experience	8 directors brand management/corporate strategy/ product development experience

EXECUTIVE COMPENSATION HIGHLIGHTS
Compensation Practices

▶	Directly link pay with Company performance; majority of pay in performance-based compensation	▶	Balance between cash and equity that appropriately incentivizes executives to create long-term value
▶	Incentive awards use a variety of distinct metrics with maximum threshold payouts to avoid overemphasis on one metric or excessive risk taking	▶	Three-year performance periods and targets for long-term performance-based awards
▶	Incentive awards include double trigger and clawback provisions	▶	Annual say-on-pay vote; in 2024, we received over 95% support for compensation paid to our executives
▶	No tax gross-ups or excessive parachute payments for equity awards	▶	Engage an independent compensation consultant to evaluate executive compensation
Key 2024 Compensation Actions

▶	89% of our CEO's total direct compensation performance-based and considered "at risk"	▶	All performance-based metrics in Long-Term Incentive Plan ("LTIP") and Annual Incentive Plan ("AIP") have payouts ranging from 0% to 200%
▶	Base salary increases for each NEO as a result of annual salary review process	▶	Continued use of distinct and complimentary metrics in both AIP and LTIP, reflecting shareholder alignment
▶	Enhanced rigor of stock ownership guidelines	▶	Maintain NYSE-compliant executive recoupment policy, as well as separate recoupment policy above and beyond those requirements.

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Information About Our Annual Meeting

INFORMATION ABOUT OUR ANNUAL MEETING
You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2025 Annual Meeting of Shareholders to be held at the Hotel Colonnade Coral Gables, 180 Aragon Avenue, Coral Gables, Florida 33134, on Friday, May 2, 2025, at 10:00 a.m. Eastern Daylight Time. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.
At the Annual Meeting, you will be asked to vote on the following three proposals. Our Board's recommendation for each proposal is set forth below.

Proposal		Board Recommendation
No. 1
To elect each of the following eleven directors for a one-year term expiring at the 2026 Annual Meeting of Shareholders: Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., David G. Nord, Robert E. Sanchez, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Charles M. Swoboda
FOR each director nominee
No. 2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2025 fiscal year	FOR
No. 3	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as "Say on Pay"	FOR

If you sign and return your proxy without making any selections, your shares will be voted
"FOR" each of the director nominees in Proposal 1, and "FOR" Proposals 2 and 3.
If other matters properly come before the Annual Meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

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Corporate Governance Framework

CORPORATE GOVERNANCE FRAMEWORK
Governance Framework
We maintain a Governance page in the Investors area of our website, at https://investors.ryder.com, which includes:
The Corporate Governance Guidelines that set forth our governance principles relating to the below, among other things:
•Role and function of the Board, including oversight of risk management and strategy and Chief Executive Officer ("CEO") evaluation and compensation, among other matters
•Structure and leadership of the Board, including Board size/composition and Chair and Lead Independent Director duties
•Executive leadership development and succession planning, including oversight of CEO and management succession and annual review of the Company's succession plan
•Board's annual strategic direction review to discuss the Company's strategic plan
•Director selection and qualifications, including director independence requirements, orientation and continuing education opportunities
•Board and committee meetings and evaluations, including outside director sessions and committee rotations
•Director compensation and resignation policy
The Principles of Business Conduct, our code of ethics, that apply to all employees and Board members, and which cover all areas of professional conduct, including conflicts of interest, confidentiality, compliance with law and mechanisms to report known or suspected wrongdoing. Any waivers granted to Board members or our executive officers by the Corporate Governance and Nominating Committee (the "Governance Committee") will be publicly disclosed.
Our Governance page also includes our: By-Laws; Human Rights Statement; Related Person Transactions Policy; Political Contributions Policy; Political Contributions Report; Committee Charters; director background/experience; and Board contact information.
Sustainability Framework
We also maintain a Sustainability page in the Investors area of our website, at https://investors.ryder.com, which includes our 2023 CSR, as well as other sustainability reporting.
In recognition of our strong governance, innovativeness, and the quality of our management team, among other factors, we were named by FORTUNE magazine as one of the World's Most Admired Companies® for the 13th consecutive year, ranking as one of the top ten companies within the Trucking, Transportation & Logistics category in 2025. Newsweek magazine named us as one of America's Greatest Workplaces for 2024. In addition, the U.S. Environmental Protection Agency ("EPA") named us a 2024 SmartWay® Excellence Award winner and SmartWay® High Performer, recognizing our outstanding environmental performance and freight sustainability leadership in our dedicated transportation business. Ryder has earned the Excellence Award, the SmartWay® program's highest accolade, six times since 2013.

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Board of Directors

BOARD OF DIRECTORS

Director Independence
10 of 11 Directors are Independent
Independence Standards
It is our policy that a substantial majority of the members of our Board, and all of the members of our Audit Committee, Compensation Committee, Governance Committee and Finance Committee, qualify as independent under the New York Stock Exchange ("NYSE") corporate governance listing standards.
To assist in making independence determinations, our Board has adopted director independence standards, which are included as part of our Corporate Governance Guidelines and are available on our Investors website, at https://investors.ryder.com. Our director independence standards set forth certain transactions or relationships that the Board has determined will not, by themselves, be deemed to create a material relationship for the purpose of determining director independence. However, the Board will consider all relationships and transactions with our directors, even those that meet these standards, to determine whether the particular facts or circumstances of the relationship or transaction would impair the director's independence.
2024 Independence Review
The Board determined that each director of our Board (other than our Board Chair and CEO, Mr. Sanchez) is independent. To determine director independence, an evaluation of director questionnaires that ask about any relationships with the Company is performed. This evaluation is conducted in accordance with our Corporate Governance Guidelines and is designed to identify and evaluate any transactions or relationships between a director or any member of the director's immediate family and the Company or members of our senior management.
In connection with its evaluation of director independence, our Board identified and reviewed transactions that occurred during 2024 between Ryder and companies where our directors or family members of our directors serve as officers. Additionally, the Board reviewed charitable donations and contributions made by the Company to tax-exempt organizations where our directors serve as a trustee or director.
Based on its independence review, the Board determined that each of the following directors (which together constitute all members of the Board other than Mr. Sanchez) is independent: Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., David G. Nord, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Charles M. Swoboda. No family relationships exist among our directors and executive officers.

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Board of Directors

SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS WITH THE BOARD
Our Board and management are committed to engaging with our shareholders and obtaining their views and input on performance, governance, environmental and social matters, executive compensation and other issues of interest to our shareholders.
Board-Driven Engagement and Board Reporting. As outlined below, our Governance Committee oversees the shareholder engagement process by reviewing shareholder input and regularly providing updates to the full Board.

Board Assessment and Monitoring	è	Outreach and Engagement	è	Evaluate and Respond
•Shareholder voting results for Ryder and other peer companies
•Shareholder governance and proxy voting policies
•Investor sentiment
•Emerging trends in governance and other matters
•Ryder governance policies and practices

•Ryder's Board Chair/CEO, CFO, CLO/Corporate Secretary, and VP of Investor Relations regularly meet with shareholders to actively solicit input on a range of issues
•Independent Board members, such as our Lead Independent Director or a committee chair, may participate as appropriate
•Feedback is reviewed with our Governance Committee and full Board as appropriate
•Our Board identifies and evaluates consistent feedback raised by shareholders •Our Board may respond with enhancements to policy, practices and disclosures
2024 Shareholder Outreach and Engagement Highlights. Each year we reach out to our top shareholders, constituting at least a majority of our outstanding shares, to solicit feedback on various topics of interest. During our 2024 engagement, members of our management team and our Lead Independent Director, as applicable, met with shareholders representing approximately 25% of our outstanding shares. These shareholders expressed support for our Company's performance, governance structures and sustainability reporting, among other topics. Upon considering shareholder feedback, among other factors, we enhanced our CSR disclosures regarding employee engagement, training and development. In June, Ryder hosted an Investor Day during which management interacted directly with shareholders regarding our governance, performance and short- and long-term strategy.
Shareholder Communications with the Board. Shareholders and other interested parties can communicate with our independent directors as a group through an external toll-free hotline number at 1-800-815-2830 (7 days a week/24 hours a day), through the Governance page in the Investors area of our website, at https://investors.ryder.com, or by mailing their communication to: Ryder System, Inc., Attention: Independent Directors, c/o Corporate Secretary, 6000 Windward Parkway, Alpharetta, GA 30005. The Corporate Secretary will forward relevant and appropriate materials to the independent directors. The procedures for communicating with our independent directors as a group are also available on the Governance page in the Investors area of our website, at https://investors.ryder.com.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control, financial improprieties or auditing matters. Any individual may communicate concerns about any of these matters confidentially to any supervisor or manager, the Chief Legal Officer and Corporate Secretary, the Vice President of Internal Audit or the Chief Compliance Officer, or on a confidential or anonymous basis by way of a third party toll-free hotline number (1-800-815-2830), web-based portal (helpline.ryder.com), e-mail (ethics@ryder.com), or via e-mail to members of our Audit Committee (audit@ryder.com). These reporting mechanisms are publicized in the Investors area of our website, at https://investors.ryder.com, in our Principles of Business Conduct, through in-person and online compliance training, and location posters. Upon receipt of a complaint or concern, a determination will be made about whether it pertains to accounting, internal control, financial improprieties or auditing matters. A summary of all complaints received are reported to the Audit Committee at each regularly scheduled Audit Committee meeting. Matters requiring immediate attention are promptly forwarded to the Chair of the Audit Committee.

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Board of Directors

BOARD LEADERSHIP STRUCTURE
Ryder combines the positions of Board Chair and CEO. Ryder believes that the CEO, as a Company executive, is in the best position to fulfill the Chair's responsibilities, including identifying emerging issues, communicating essential information about Company strategy and performance, and proposing agendas for Board meetings. To enhance the leadership structure of the Board, Ryder also utilizes the role of a strong Lead Independent Director to facilitate and strengthen the Board's independent oversight of Company performance, strategy, succession planning and effective governance standards. Ryder's Corporate Governance Guidelines establish that Board members must appoint a Lead Independent Director every five years, although the Board may deviate from this cycle if it determines it is in the best interests of the Company. Since May 2020, Robert J. Eck has served as the Company's Lead Independent Director.
The Lead Independent Director's duties include the following:

▶	Call meetings of the Board or of the independent directors, as necessary
▶	Review and approve meeting agendas for the Board, in collaboration with the Chair and CLO/Corporate Secretary, incorporating feedback on topics requested by the independent directors
▶	Request and preview information sent to the Board, as necessary
▶	Serve as liaison between the Board and management and obtain the materials and information the Board may need
▶	Serve as liaison between the Board Chair and independent directors, and work with the Board Chair to make sure all director viewpoints are considered and that decisions are appropriately made
▶	Preside at all Board meetings at which the Board Chair is not present, including outside director sessions of the independent directors (which are held at every regular meeting)
▶	Consult with shareholders on their concerns and expectations, as appropriate
▶	Engage with other independent directors to identify matters for discussion at outside director sessions
▶	Oversee annual CEO evaluation
▶	Oversee the Board's annual evaluation process and the search process for new director candidates

BOARD COMMITTEES
The Board has four standing committees: Audit, Compensation, Governance and Finance. Each committee evaluates its performance annually. The table below provides 2024 meeting information for each committee and current membership:
The specific powers and responsibilities of the committees are set forth in more detail in their charters, which are available on the Governance page in the Investors area of our website, at https://investors.ryder.com.

BOARD MEETINGS
The Board held five regular meetings in 2024. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees on which the director served in 2024. Our independent directors meet in outside director sessions without management present at each regularly scheduled Board meeting, and our Lead Independent Director presides over these sessions. All of our directors attended the 2024 Annual Meeting of Shareholders. We expect all of our directors to attend our 2025 Annual Meeting.

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Audit Committee

AUDIT COMMITTEE
Members

David G. Nord (Chair)	Robert A. Hagemann	Tamara L. Lundgren	Abbie J. Smith	Charles M. Swoboda

Key Responsibilities
▶	Approve compensation and evaluate the independence of our independent registered certified public accounting firm
▶	Approve scope of annual audit and related audit fees
▶	Review scope of internal audit's activities and performance of internal audit function
▶	Review and discuss adequacy and effectiveness of internal control over financial reporting with internal audit and independent registered certified public accounting firm
▶	Oversee investigations regarding accounting and financial complaints and Ryder's compliance and ethics program
▶	Review financial statements, audit results, financial disclosures and earnings guidance
▶	Oversee information technology matters relevant to the Company, including cybersecurity risks, controls and procedures, data privacy and network security
▶	Oversee process by which the Company assesses and manages risk
▶	Oversee matters relating to accounting, auditing and financial reporting practices and policies
Independence and Financial Expertise
▶	All members are independent
▶	All members are financial experts
Audit Committee Processes and Procedures
Meetings. Our Chief Financial Officer ("CFO") and Principal Accounting Officer, Controller, Vice President of Internal Audit, CLO/Corporate Secretary, Chief Compliance Officer, Chief Information Officer, Chief Information Security Officer, CEO and representatives of our independent registered certified public accounting firm participate in Audit Committee meetings, as appropriate. The Audit Committee also meets regularly in outside director session with our CFO, Vice President of Internal Audit, Controller, Chief Compliance Officer, CLO/Corporate Secretary and representatives of our independent registered certified public accounting firm.
Independence and Financial Expertise
Based on a review of each Audit Committee member's background and experience, the Board determined that each member of the Audit Committee is:
•Independent under the requirements of the NYSE's corporate governance listing standards and our director independence standards;
•Independent under the enhanced independence standards for audit committee members required by the Securities and Exchange Commission ("SEC"); and
•Financially literate, knowledgeable and qualified to review financial statements and an "audit committee financial expert" under SEC rules.

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Compensation Committee

COMPENSATION COMMITTEE
Members

Michael F. Hilton (Chair)	Robert J. Eck	Luis P. Nieto, Jr.	E. Follin Smith	Dmitri L. Stockton

Key Responsibilities
▶	Oversee and approve our executive and director compensation plans, policies and programs
▶	Review industry trends and benchmark data, and determine whether compensation actions support key business objectives and pay-for-performance philosophy
▶	Approve compensation actions for direct reports to the CEO, and recommend compensation actions for the CEO for consideration by the independent directors
▶
Review and discuss results of shareholder advisory vote on executive compensation, the frequency of such vote and other shareholder input, and consider whether to recommend any adjustments to policies and practices based on this feedback

▶	Review and assess compensation policies from a risk management perspective
▶	Oversee the preparation of the Compensation Discussion and Analysis section of the Company's annual proxy statement and determine whether to recommend it for inclusion in the proxy statement
Independence
▶	All members are independent
Compensation Committee Processes and Procedures
Meetings. The Chief Human Resources Officer, Vice President of Compensation and Benefits, Associate General Counsel and the CEO participate in Compensation Committee meetings, as appropriate. These individuals are generally excused from the meetings for discussions regarding their own compensation and as otherwise appropriate.
Use of Compensation Consultants. During 2024, the Compensation Committee again retained Frederic W. Cook & Co., Inc. ("FW Cook") to serve as its independent compensation consultant. For further discussion of the role that FW Cook played in assisting the Committee in making executive compensation decisions in 2024, please see the discussion under "Role of the Independent Compensation Consultant" on page 42 of the Compensation Discussion and Analysis section of this proxy statement.
Compensation Committee Interlocks and Insider Participation. None of the directors who served on the Compensation Committee during 2024 were current or former officers or employees of Ryder. There were no transactions in 2024 between us and any directors who served as Compensation Committee members for any part of 2024 that would require disclosure by Ryder under SEC rules. During 2024, none of Ryder's executive officers served as a director of another entity whose executive officers served on our Compensation Committee, and none of Ryder's executive officers served as a member of the compensation committee of another entity whose executive officers served as a member of our Board.
Independence
Based on a review of each Compensation Committee member's background and experience, the Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE's corporate governance listing standards, including the additional independence requirements specific to compensation committee members, as well as our director independence standards.

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Corporate Governance and Nominating Committee

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members

Robert J. Eck (Chair)	Michael F. Hilton	Tamara L. Lundgren	E. Follin Smith	Charles M. Swoboda

Key Responsibilities
▶	Identify and recommend qualified individuals to serve as directors
▶	Review qualifications of director candidates, including those recommended by our shareholders pursuant to our By-Laws
▶	Recommend to the Board the nominees to be proposed by the Board for election as directors at our Annual Meeting of Shareholders
▶	Recommend size, structure, composition and functions of Board committees
▶	Review and recommend changes to charters of each committee of the Board
▶	Oversee Board and committee evaluation processes, as well as annual CEO evaluation process
▶	Review and recommend changes to Corporate Governance Guidelines and Principles of Business Conduct, and oversee and approve governance practices of the Company and Board
▶	Oversee process by which Board identifies and prepares for a crisis and review significant issues related to public policy, public affairs and corporate responsibility
▶	Oversee the Company's strategy relating to environmental matters, governmental affairs, safety, health and security, employee diversity, the Ryder Charitable Foundation, and related initiatives
Independence
▶	All members are independent
Governance Committee Processes and Procedures
Meetings. Our CLO/Corporate Secretary, CEO and other members of management participate in Governance Committee meetings, as appropriate.
Succession Process for Directors
A principal responsibility of our Governance Committee is identifying and recommending individuals for election or re-election to our Board. The Governance Committee carries out this function through an ongoing, year-round process, which includes the annual evaluation of our Board and committees. Below is a summary of our process for identifying director candidates:

1	Evaluate Board Composition	2	Identify Strong Pool of Qualified Candidates	3	Assess Potential Candidates	4	Recommend Candidates for Approval
•Independent directors review existing strengths and contributions of current Board members and discuss areas for composition enhancements
•Independent directors use a board composition matrix to assist them in this interactive process
		•Engage experienced director search firm to provide slate of qualified director candidates •Review Board recommendations •Review shareholder recommendations		•Review experience, skills, expertise and professional background •Evaluate ability to commit adequate time given other obligations •Meet with director candidates		•Recommend selected candidates for appointment to our Board

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Corporate Governance and Nominating Committee

In identifying individuals to nominate for election to our Board, the Governance Committee seeks candidates who:
▶	Have a high level of personal integrity and exercise sound business judgement;
▶	Are highly accomplished, with superior credentials, recognition and strong senior leadership experience in their respective fields;
▶	Contribute to the mix of experiences, perspectives and backgrounds on the Board;
▶	Have relevant expertise and experience that is valuable to the business of the Company and its long-term strategy, goals and initiatives;
▶	Have an understanding of, and concern for, the interests of our shareholders; and
▶	Have sufficient time to devote to fulfilling their obligations as directors.
Board Skills Matrix. The Governance Committee uses a board skills matrix to assist them in identifying the skills, experiences, expertise and backgrounds that will contribute to the Company. When identifying desired director candidate traits, the Governance Committee considers skills that it expects will enhance the Board's composition or that may become underrepresented as a result of Board turnover. The Governance Committee reviews and updates the matrix regularly, with input from all directors, to ensure director skills continue to align with and support the Company's strategy. For more information regarding select skills and experiences the Governance Committee has identified as relevant to the Company, see "Key Facts About Our Board" on page 18.
Board Composition. The Board seeks to maintain an experienced, effective, well-rounded and collaborative Board that exemplifies sound judgment and integrity and believes that diversity is one of many important considerations in board composition. When evaluating potential director candidates, the Governance Committee considers a diverse slate of candidates who bring a broad range of experiences to the Board and generate a variety of innovative ideas and perspectives.
Retention of Experienced Director Search Firms. Generally, the Governance Committee retains experienced director search firms that use their extensive resources and networks to find individuals who meet the qualifications established by the Board.
Shareholders Recommending a Director Candidate to the Governance Committee. Shareholders that want to recommend a director candidate must deliver certain information to the Governance Committee, including the candidate's statement of willingness to serve; a representation that the shareholder owns shares of Ryder common stock, and a statement that the shareholder intends to continue holding those shares until the relevant Annual Meeting of Shareholders; and a representation regarding the shareholder's direct and indirect relationship to the candidate. This information should be delivered to:
Ryder System, Inc.
Attention: Corporate Secretary
6000 Windward Parkway
Alpharetta, GA 30005
This information must be delivered to the Governance Committee no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the date of the prior year's Annual Meeting of Shareholders. Any candidate properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate. Upon receipt of this information, the Governance Committee will review the candidate's qualifications, skills and characteristics in light of the current composition of the Board and may request additional information. If the Governance Committee determines that the individual would be a suitable director candidate, the candidate will be asked to meet with members of the Board and senior management, as appropriate, including our CEO.
Based on the Governance Committee's discussions, the Governance Committee recommends nominees for election to the Board, and the Board will nominate a slate of directors for election by our shareholders at our Annual Meeting of Shareholders (or, if filling a vacancy between annual meetings, the Board will elect a nominee to serve on the Board). Pursuant to our Corporate Governance Guidelines, each incumbent director nominee must agree to tender their resignation for consideration by the Board if the director fails to receive the required number of votes for re-election in accordance with the By-Laws.

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Corporate Governance and Nominating Committee

Board and Committee Evaluation Process. The Governance Committee has oversight of the annual Board and committee evaluation process and uses feedback from the results of the evaluation to identify directors for re-election at the expiration of their terms and to evaluate the performance of the Board:

1	Governance Committee Review	2	Open Dialogue Sessions	3	Thorough Review of Results
Governance Committee periodically reviews the format of the Board and committee evaluation process to ensure that actionable feedback is solicited on the performance of the Board and committees.
For 2024, the Governance Committee distributed a list of potential evaluation topics to the Board for review and consideration prior to scheduling open dialogue sessions.

Open dialogue sessions were conducted with the Lead Independent Director and each Board member, as well as with the committee chairs and their respective committee members. The topics considered for discussion include:
•Overall Board and committee composition and Board and individual effectiveness;
•Oversight of corporate strategy and CEO evaluation and succession planning;
•Quantity and quality of information presented by management;
•Oversight and management of risks;
•Access to members of management; and
•Identification of topics that should receive more attention and discussion.
				A summary of Board and committee evaluation results were reviewed and discussed by the Board and each committee in outside director sessions.

4	Feedback Incorporated
Directors and management work together to respond to the Board and committee evaluation results. In response to the formal and informal components of the Board and committee evaluation processes, we have made the following enhancements:
•Provided more opportunities for our Board to interact with senior management and emerging talent, both formally and informally, to strengthen relationships and support the Board's talent and succession planning responsibilities;
•Added frequent discussion of certain emerging risks and trends at Board and Committee meetings, including cybersecurity, M&A and sustainability;
•Continued to improve the structure of strategic planning sessions to facilitate directors' and managements' thorough review and discussion of Company strategy and other topics requested by directors; and
•Continued to refine Board presentation materials to better facilitate dialogue between management and committee members.

CEO Evaluation Process
The Governance Committee also oversees the annual CEO evaluation process, which is discussed in "Evaluating Performance" on page 42 of the Compensation Discussion and Analysis in this proxy statement.
Crisis Preparedness
Our Board has prepared a crisis preparedness plan for potential crises, which includes potential triggering events and a summary of key considerations, implications and risks for each triggering event, among other items. Our Governance Committee (in conjunction with the other committees, as appropriate) annually evaluates the crisis preparedness plan.

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Corporate Governance and Nominating Committee

Sustainability Matters
Oversight of Environmental Matters. The Governance Committee provides oversight of Ryder's environmental strategy and updates the full Board, as appropriate. Through the collaboration of our environmental team, management and our Board, Ryder has proactively evolved our environmental strategies to support business growth, reduce emission outputs and improve our overall environmental performance.
Oversight of Social Matters. The Governance Committee provides oversight of Ryder's practices related safety, health and security, employee diversity, workforce development and charitable giving, and updates the full Board, as appropriate. Ryder's management team and the Governance Committee work collaboratively to support the well-being and safety of employees, customers and the public, and seek to foster talent and inclusion throughout all levels of the organization.
Oversight of Governance Matters. The Governance Committee provides meaningful input on Ryder's corporate governance matters, including those related to the Board, governmental and shareholder affairs. Together with management, the Governance Committee routinely evaluates our Governance Guidelines, Committee Charters, Principles of Business Conduct and Crisis Preparedness Plan, as well as the governance policies of our largest shareholders. Our Lead Independent Director and other Board members also engage with shareholders, as appropriate, to discuss key topics of interest.
For additional information regarding our sustainability reporting and initiatives, and to read our annual CSR, please visit the "Sustainability" tab in the Investors area of our website, at https://investors.ryder.com.

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Finance Committee and Risk Management

FINANCE COMMITTEE
Members

Dmitri L. Stockton (Chair)	Robert A. Hagemann	Luis P. Nieto, Jr.	David G. Nord	Abbie J. Smith

Key Responsibilities
▶	Review key financial metrics, liquidity position, and financing arrangements and requirements
▶	Review and approve capital allocation strategy, as appropriate, including certain capital expenditures and acquisitions and divestitures, the dividend policy and pension contributions
▶	Review relationships with rating agencies, banks and analysts
▶	Evaluate our risk management policies and activities (relating to business, economic, interest rate, foreign currency and other risks relating to capital structure and access to capital), and provide guidance to the Board with respect thereto
▶	Review the corporate insurance program and activities
▶	Review post-audits of major capital expenditures and business acquisitions
▶	Review and recommend to the Board candidates for the Company's Investment Committees
Independence
▶	All members are independent
Finance Committee Processes and Procedures
Meetings. Our CFO, Treasurer, CEO and other members of management, including our Vice President of Investor Relations, participate in Finance Committee meetings, as appropriate.

RISK MANAGEMENT
The Board's Role in Risk Oversight
We understand that risk is present in our everyday business, and that risk-taking may be necessary to grow and operate a business and to preserve and enhance long-term shareholder value. As a result, we maintain an enterprise risk management ("ERM") program to provide management and the Board with a robust and holistic view of key risks facing Ryder.
ERM is a Company-wide initiative that involves both the Board and Ryder's management. The program is designed to (i) identify various risks faced by the organization, (ii) assign individual management executives the responsibility of managing those risks, and (iii) align those management assignments with appropriate board-level oversight. Our CLO/Corporate Secretary and CFO supervise the program, and our Chief Compliance Officer and Vice President of Internal Audit manage its operation. The executive leadership team, including our CEO, and Ryder's Corporate Risk Steering Committee, comprised of department leaders and subject matter experts, are responsible for identifying, managing and mitigating risks. External experts are also asked to provide guidance as necessary. Significant risks are communicated to the Board, which ultimately oversees the program both directly and indirectly through the Audit, Compensation, Governance and Finance Committees.
As part of the Board's risk evaluation, the Board reviews, at least annually, an ERM report from the CLO/Corporate Secretary, Chief Compliance Officer and Vice President of Internal Audit that (i) identifies the Company's risks, including detailed analysis of the likelihood of occurrence and potential impact of each risk, and (ii) explains the elements and process for risk identification. Annually, the Board and the committees conduct individual, in-depth reviews of the Company's key risks identified in the ERM report. In addition, at regularly scheduled Board meetings, the Board reviews risks identified through our ERM program, and discusses with management the most significant risks. The Board also reviews an internal audit report from the Vice President of Internal Audit at least annually that includes internal audit's review of risks and audit activities to evaluate the controls and processes regarding such risks.
The primary areas of risk overseen by the Board and its committees are summarized on the next page. These areas include those formally monitored as part of Ryder's ERM program or pursuant to committee charters. The risks listed do not represent an exhaustive list of all risks faced by Ryder or that are considered and addressed from time to time by the Board and its committees.

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Risk Management

Although Ryder's ERM program is structured with formal processes, it remains flexible to adjust to changing economic, business and regulatory developments and is founded on clear lines of communication to the leadership team and the Board. In addition, the Company commissions an external assessment of its ERM program, as needed, to ensure it is in line with industry practices and that it effectively identifies, monitors and mitigates enterprise-wide risks. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.

Board and Committee Areas of Risk Oversight
Full Board	▶	Company culture and tone at the top
	▶	Strategic, financial, competitive and execution risks associated with the annual business operating plan and strategic plan
	▶	Allocation of significant capital investments
	▶	Major litigation and regulatory matters
	▶	Significant acquisitions and divestitures
	▶	CEO and executive management succession planning
	▶	Business conditions and competitive landscape
	▶	Natural disasters and pandemics
Audit Committee	▶	Financial matters (including financial reporting, accounting, public disclosure and internal controls)
	▶	Cybersecurity and information technology
	▶	Major litigation and regulatory matters
	▶	Internal audit function and the compliance and ethics program
	▶	Process by which the Company assesses and manages risk
Compensation Committee	▶	CEO and other executive and director compensation
	▶	Equity and incentive-based compensation programs
	▶	Risk assessment of compensation program and policies
Governance Committee	▶	Board effectiveness, organization and corporate governance
	▶	CEO evaluation process and director succession planning
	▶	Company strategy relating to environmental matters, governmental affairs, safety, health and security, employee diversity and charitable giving
Finance Committee	▶	Capital structure, expenditures, acquisitions and dispositions, financing transactions and asset management
	▶	Liquidity, cost of capital and access to capital, currency and interest rate exposures and insurance strategies

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Related Person Transactions

RELATED PERSON TRANSACTIONS

No Related Person Transactions in 2024
In accordance with our Policies and Procedures Relating to Related Person Transactions ("Related Person Policy") adopted by our Board, all "related person transactions" are subject to prior review and approval by the Governance Committee. The Related Person Policy is in addition to, not in lieu of, the requirements relating to conflicts of interest in our Principles of Business Conduct. Copies of both policies are available in the Investors area of our website, at https://investors.ryder.com. For purposes of the Related Person Policy, and consistent with Item 404 of Regulation S-K, a "related person transaction" is:
•Any transaction in which Ryder or a subsidiary of ours is a participant, the amount involved exceeds $120,000, and a "related person" has a direct or indirect material interest in the transaction or in any material amendment to such transaction.
•"Related persons" are our executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any person sharing the household of such executive officer, director, nominees for director or any beneficial owner of more than 5% of any class of our voting securities.
Our Principles of Business Conduct require that directors and executive officers report any actual or potential conflicts of interest to the Company, including potential related person transactions. In addition, each director and executive officer annually completes and signs a questionnaire confirming there are no material relationships or related person transactions between such individuals and the Company, other than those previously disclosed. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies and regulations. Based on this information, we review the Company's internal records and conduct follow-up inquiries as necessary to identify potentially reportable transactions. A report summarizing such transactions is then provided to the Governance Committee.
The Governance Committee is responsible for reviewing and determining whether to approve related person transactions. In considering whether to approve a related person transaction, the Governance Committee considers the following factors, to the extent relevant:
•Whether the terms of the related person transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;
•Whether there are business reasons for us to enter into the related person transaction;
•Whether the related person transaction would impair the independence of an outside director; and
•Whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director's, executive officer's or related person's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance Committee deems relevant.
Any member of the Governance Committee who has an interest in the related person transaction must abstain from voting on the approval of the transaction. Although such member would normally be excused from any discussions relating to the transaction, the Governance Committee Chair has the authority to request that such member participate in some or all of the Committee's discussions.
There were no related person transactions during 2024.

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Election of Directors (Proposal 1)

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board has nominated all current directors for re-election at the Annual Meeting to serve until Ryder's 2026 Annual Meeting of Shareholders, or until the director's death, resignation or removal. Under our By-Laws, directors are elected each year. Each nominee has been previously elected by our shareholders. More information on Ryder's director nomination process is set forth under "Succession Process for Directors" in the Corporate Governance and Nominating Committee section on page 11.

KEY FACTS ABOUT OUR BOARD
Director Experience, Qualifications and Skills

Public Company Senior Leadership Experience. Leadership experience with a publicly traded company, resulting in a practical understanding of organizations, processes and strategic planning.	●	●	●	●	●	●	●	●	●	●	●	10
Operational Experience. Experience leading or running a business or business division, including developing, implementing and assessing business strategies and operating plans.	●	●	●	●	●	●	●	●	●	●	●	10
Transportation and Logistics Experience. Extensive knowledge and experience in transportation and logistics, including leasing, rental, asset management, and third-party and internal supply chain and logistics services.	●	●	●	●	●	●	●	●	●	●	●	7
Financial, Accounting or Capital Markets Experience. Experience relevant to complex financial management, effective capital allocation, financial reporting, disclosure oversight and internal control processes.	●	●	●	●	●	●	●	●	●	●	●	9
Business Development and M&A Experience. Ability to drive strategic direction and growth of an organization, including expertise with mergers and acquisitions, capital markets transactions and other business development activities.	●	●	●	●	●	●	●	●	●	●	●	10
Emerging Technology and Innovation. Significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation, and extend or create new business models.	●	●	●	●	●	●	●	●	●	●	●	5
Risk Management and Corporate Governance. Expertise relevant to overseeing the strategy and risks of an organization, including regulatory and financial compliance, reputation, governance practices and policies, and cybersecurity.	●	●	●	●	●	●	●	●	●	●	●	9
Talent Management and Engagement. Expertise and track record in attracting, motivating, developing and retaining top candidates for leadership and other critical roles.	●	●	●	●	●	●	●	●	●	●	●	7
Marketing & Brand Management. Expertise developing strategies to grow sales and market share, build brand awareness and equity, or enhance enterprise reputation.	●	●	●	●	●	●	●	●	●	●	●	8
We believe that each of our directors has the experience, skills, qualities and time to successfully perform their duties as a director and contribute to our Company's success, as they each possess the highest standards of personal integrity, are highly accomplished in their fields, and understand our shareholders' interests. We believe the combination of the skills highlighted above, which are not exhaustive of the skills considered but depict notable areas of focus, demonstrates how the Board is well-positioned to provide strategic oversight and guidance to management.

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Election of Directors (Proposal 1)

Board Composition and Refreshment
The Board reviews its composition regularly to ensure director skills align with and support the Company's strategy. We strive to maintain a robust and well-rounded Board that reflects a myriad of personal and professional backgrounds, and that balances the institutional knowledge of tenured directors with the fresh perspectives of new members. In addition, three of our independent directors are women, and three directors are diverse by race or ethnicity.
The Board does not believe that express limits on a director's tenure are currently appropriate, and values the increasing contribution of directors who, over time, have developed deeper insight into the Company and its operations. However, to encourage appropriate refreshment and the continued qualification of our Board members, our Corporate Governance Guidelines provide for review of a director's continuation of Board service each time the director is up for re-election.
Other Policies and Practices Related to Director Service
Limits on Other Directorships. To ensure our directors have adequate time to serve on our Board, we permit service on no more than four other public company boards (or two other public company boards for our CEO/Chair). Each director is within these thresholds. We have determined that each director nominee has adequate time to devote to service on our Board and provide valuable service to the Company in his or her role as a director.
Board and Committee Meeting Attendance Requirements. Directors are expected to regularly attend Board and committee meetings. Directors who fail to attend 75% or more of our Board and committee meetings for two consecutive years must submit a letter of resignation, which the Board will determine whether to accept, taking into account the recommendation of the Governance Committee. All of our directors met the meeting attendance requirements in 2024.
Resignation upon Change in Status. The Board also requires directors to submit a letter of resignation upon a substantial change in the nature of the director's employment or other significant responsibilities since the time of his or her election. The Board, upon review and recommendation by the Governance Committee, will determine whether the circumstances are consistent with the criteria for Board membership and whether it is appropriate for the director to continue service on the Board.
Impairment of Ability to Serve. A director who experiences any other change in circumstances that may impair their ability to effectively serve on the Board, or that could result in negative attention to the Company or director, is required to immediately notify the Company and may be asked by the Board to submit a letter of resignation.
Each director's principal occupation and other pertinent information about their particular experiences, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.
If you are a beneficial shareholder and do not give your nominee instructions, your nominee does not have the ability to vote in favor of or against the director nominees. We therefore urge you to return your proxy card and vote your shares on this proposal.
The Board recommends a vote FOR Proposal 1 (the election of each director nominee).

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Election of Directors (Proposal 1)

DIRECTOR NOMINEES

Robert J. Eck

BUSINESS EXPERIENCE:
Mr. Eck served as CEO of Anixter International Inc. ("Anixter"), a global distributor of network and security solutions, electrical and electronic solutions, and utility power solutions, from 2008 until he retired in 2018.
Mr. Eck joined Anixter in 1989 and held roles of increasing responsibility in strategy, supply chain management, sales and marketing, and human resources. From 2007 to 2008, Mr. Eck served as Executive Vice President and Chief Operating Officer ("COO") of Anixter. Prior to that position, Mr. Eck served as Executive Vice President of Enterprise Cabling and Security Solutions for Anixter from 2004 to 2007. In 2003, he served as Senior Vice President of Physical Security Products and Integrated Supply of Anixter.

OTHER PUBLIC BOARD MEMBERSHIPS:
•A past director of Anixter (until June 2020)

OTHER RELEVANT EXPERIENCE:
•Director of Incora

QUALIFICATIONS:
The Board nominated Mr. Eck as a director because of his leadership experience and expertise in supply chain management, domestic and international operations, and marketing and business development. In addition, Mr. Eck has experience leading human resources in a large, multinational company and with mergers and acquisitions. Mr. Eck also has prior leadership experience as President and CEO and director of a global public company.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Eck’s nomination, the Board considered Mr. Eck’s qualifications listed above, his significant contributions to the Board and Company, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director Since: 2011 Age: 66 Committees: •Compensation •Governance (Chair) Lead Independent Director

Robert A. Hagemann

BUSINESS EXPERIENCE:
Mr. Hagemann served as Senior Vice President and CFO of Quest Diagnostics Incorporated ("Quest") until he retired in 2013.
Mr. Hagemann joined Quest's predecessor, Corning Life Sciences, Inc. ("Corning"), in 1992, and held roles of increasing responsibility until he was named CFO of Quest in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He also held various positions in corporate accounting and audit at Merrill Lynch & Company and Ernst & Young.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Graphic Packaging Holding Company
•Zimmer Biomet Holdings, Inc.

QUALIFICATIONS:
The Board nominated Mr. Hagemann as a director because of his leadership experience and expertise in finance and accounting, business development, strategy, supply chains and government contracting. In addition, Mr. Hagemann has leadership experience of a global public company as Chief Financial Officer and as a director, including serving on audit, compensation, governance and research/innovation/technology committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hagemann's nomination, the Board considered Mr. Hagemann's current service on the board of two other public companies. Mr. Hagemann was renominated based on his qualifications listed above, his significant contributions to the Board and Company, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2014 Age: 68 Committees: •Audit •Finance

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Election of Directors (Proposal 1)

Michael F. Hilton

BUSINESS EXPERIENCE:
Mr. Hilton served as the President and CEO of Nordson Corporation ("Nordson"), an engineering and manufacturing company, from 2010 until he retired in 2019.
Prior to joining Nordson, Mr. Hilton served as Senior Vice President and General Manager of Air Products & Chemicals, Inc. ("Air Products") from 2007 until 2010, and was responsible for leading the company's global Electronics and Performance Materials segment. Mr. Hilton joined Air Products in 1976, where he held roles of increasing responsibility in a variety of management and operations positions. Air Products serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, equipment and services.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Jeld-Wen Holding, Inc.
•Lincoln Electric Holdings, Inc.
•Regal Rexnord Corporation
•A past director of Nordson (until December 2019)

QUALIFICATIONS:
The Board nominated Mr. Hilton as a director because of his leadership experience and expertise in global operations, strategy development, business-to-business marketing and oversight of large and diverse business units. In addition, Mr. Hilton has leadership experience from his past service as CEO of a global public company and as a current director on two other global public company boards.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hilton's nomination, the Board considered Mr. Hilton's past leadership experience and his current service on three other public company boards. Mr. Hilton was renominated based on his qualifications listed above, his valuable contributions to the Board, his in-depth knowledge of the Company gleaned from his years of service on the Board, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2012 Age: 70 Committees: •Compensation (Chair) •Governance

Tamara L. Lundgren

CURRENT PRINCIPAL OCCUPATION:
Ms. Lundgren serves as Chairman, President and CEO of Radius Recycling ("Radius"), previously Schnitzer Steel Industries, Inc. ("SSI"). Radius is one of the largest publicly-traded manufacturers and exporters of recycled metals in North America, operating over 100 facilities throughout North America, including seven deep-water ports located on both coasts of the U.S. and Puerto Rico and a retail auto parts business with over four million annual retail visits.

BUSINESS EXPERIENCE:
Ms. Lundgren was appointed President and CEO of SSI in 2008 and Chairman in 2020. Ms. Lundgren joined SSI in 2005 as Chief Strategy Officer and held positions of increasing responsibility, including Executive Vice President and COO. Prior to joining SSI, Ms. Lundgren was an investment banker and lawyer with 25 years of experience in the U.S. and Europe. Ms. Lundgren was a Managing Director at JPMorgan Chase and Deutsche Bank in London and New York. Earlier she was a partner in the Washington, D.C. law firm of Hogan Lovells (then Hogan & Hartson, LLP).

OTHER PUBLIC BOARD MEMBERSHIPS:
•Radius Recycling
•A past director of Parsons Corporation (until April 2020)

OTHER RELEVANT EXPERIENCE:
•A past member of the Board of Directors of Federal Reserve Bank of San Francisco (until December 2023); former Chair of the Board
•A past member of the Board of Directors of the U.S. Chamber of Commerce (until June 2022); former Chairman of the Board

QUALIFICATIONS:
The Board nominated Ms. Lundgren as a director because of her leadership experience and expertise in global operations, strategy, and finance and corporate law. In addition, Ms. Lundgren has leadership experience as President and CEO and as a director of a global public company.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Lundgren's nomination, the Board considered Ms. Lundgren's current role as CEO of another public company and service on the board of her company. Ms. Lundgren was renominated based on her qualifications listed above, her significant contributions to the Board and Company, and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2012 Age: 67 Committees: •Audit •Governance

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Election of Directors (Proposal 1)

Luis P. Nieto, Jr.

BUSINESS EXPERIENCE:
Mr. Nieto served as President of the Consumer Foods Group for ConAgra Foods Inc. ("ConAgra"), one of the largest packaged food companies in North America, from 2007 until he retired in 2009.
Mr. Nieto joined ConAgra in 2005 and held various leadership positions, including President of the Meats Group and Refrigerated Foods Group. Prior to joining ConAgra, Mr. Nieto was President and CEO of the Federated Group, a leading private label supplier to the retail grocery and foodservice industries, from 2002 to 2005. From 2000 to 2002, he served as President of the National Refrigerated Products Group of Dean Foods Company. Prior to joining Dean Foods, Mr. Nieto held positions in brand management and strategic planning with Mission Foods, Kraft Foods and the Quaker Oats Company. Mr. Nieto is the President of Nieto Advisory LLC, a consulting firm and is affiliated with Akoya Capital Partners.

OTHER PUBLIC BOARD MEMBERSHIPS:
•A past director of AutoZone, Inc. (until December 2019)

QUALIFICATIONS:
The Board nominated Mr. Nieto as a director because of his leadership experience and expertise in finance, operations, supply chains, brand management, marketing and strategic planning. In addition, Mr. Nieto has leadership experience in positions of executive oversight and senior management at a global public company. He also has experience as a director on a global public company board, including serving on audit and governance committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Nieto's nomination, the Board considered Mr. Nieto’s past service on the board of another public company. Mr. Nieto was renominated based on his qualifications listed above, his significant contributions to the Board and Company, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2007 Age: 69 Committees: •Compensation •Finance

David G. Nord

BUSINESS EXPERIENCE:
Mr. Nord served as Executive Chairman of Hubbell Incorporated ("Hubbell"), an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications until May 2021, and as CEO from May 2014 until he retired in October 2020.
Mr. Nord joined Hubbell in 2005 as Senior Vice President and CFO, and subsequently served as President and COO from 2012 to 2013. Prior to joining Hubbell, Mr. Nord held various senior financial positions at United Technologies Corporation, including Vice President and Controller as well as Vice President of Finance and CFO of Hamilton Sundstrand Corporation, one of its principal subsidiaries.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Jeld-Wen Holding, Inc.
•A past director of Hubbell (until May 2021)

QUALIFICATIONS:
The Board nominated Mr. Nord as a director because of his leadership experience, expertise in global operations and strong financial acumen. In addition, Mr. Nord has past leadership experience as President and CEO and as a director of a global public company.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Nord's nomination, the Board considered Mr. Nord's past role as CEO of another public company and current service on a public company board. Mr. Nord was renominated based on his qualifications listed above, his significant contributions to the Board and Company, and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2018 Age: 67 Committees: •Audit (Chair) •Finance

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Election of Directors (Proposal 1)

Robert E. Sanchez

CURRENT PRINCIPAL OCCUPATION:
Mr. Sanchez currently serves as Board Chair and CEO of Ryder.

BUSINESS EXPERIENCE:
Mr. Sanchez was appointed Chair of Ryder's Board in May 2013, after his appointment as President and CEO in January 2013. Mr. Sanchez joined Ryder in 1993 and has served in positions of increasing responsibility, including a broad range of leadership positions in Ryder's business segments. Mr. Sanchez served as President and COO from February 2012 to December 2012. Prior to that position, he served as President of Global Fleet Management Solutions, Ryder's largest business segment, from September 2010 to February 2012. Mr. Sanchez also served as Executive Vice President and CFO from October 2007 to September 2010; as Executive Vice President of Operations, U.S. Fleet Management Solutions from October 2005 to October 2007; and as Senior Vice President and Chief Information Officer from January 2003 to October 2005. Mr. Sanchez has been a member of Ryder's Executive Leadership team since 2003.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Texas Instruments, Inc.

OTHER RELEVANT EXPERIENCE:
•A past member of the Board of Directors of the Truck Renting and Leasing Association ("TRALA") (until April 2024)

QUALIFICATIONS:
The Board nominated Mr. Sanchez as a director because of his leadership experience and expertise in transportation, supply chains/logistics, global operations, finance and information technology. He has broad leadership experience based on years of diverse senior management roles at Ryder, including serving as President and Chief Operating Officer, Division President of Ryder's largest business segment, Chief Financial Officer and Chief Information Officer. He also has experience as a director on a global public company board, including having served as compensation committee chair.
Mr. Sanchez was renominated based on his qualifications listed above, his significant contributions to the Board and Company, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2013 Age: 59 Board Chair

Abbie J. Smith

CURRENT PRINCIPAL OCCUPATION:
Ms. Smith serves as the Boris and Irene Stern Distinguished Service Professor of Accounting at the University of Chicago Booth School of Business.

BUSINESS EXPERIENCE:
Ms. Smith joined the faculty of the University of Chicago Booth School of Business in 1980 upon completion of her Ph.D. in Accounting at Cornell University. The primary focus of her research is corporate restructuring, transparency and corporate governance. She was nominated for a 2005 Smith Breeden Prize for her publication in The Journal of Finance, and has received a Marvin Bower Fellowship from the Harvard Business School, a McKinsey Award for Excellence in Teaching, and a GE Foundation Research Grant.

OTHER PUBLIC BOARD MEMBERSHIPS:
•HNI Corporation

OTHER RELEVANT EXPERIENCE:
•Trustee of the Dimensional ETF Trust, DFA Investment Trust Co, and Dimensional Emerging Markets Value Fund; Dimensional Investment Group Inc.; and DFA Investment Dimensions Group Inc.
•Trustee of the Chicago-based UBS Funds

QUALIFICATIONS:
The Board nominated Ms. Smith as a director because of her leadership experience and expertise in business, accounting and corporate governance. In addition, Ms. Smith has an accomplished educational background with extensive academic and teaching experience in business, entrepreneurship, accounting and corporate governance. She also has experience as a director on global public company boards, including serving as lead independent director and member of audit and governance committees.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's current role as a professor of a distinguished university and service on other company boards. Ms. Smith was renominated based on her qualifications listed above, her significant contributions to the Board and Company, and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2003 Age: 71 Committees: •Audit •Finance

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Election of Directors (Proposal 1)

E. Follin Smith

BUSINESS EXPERIENCE:
Until May 2007, Ms. Smith served as the Executive Vice President, CFO and Chief Administrative Officer of Constellation Energy Group, Inc. ("Constellation Energy Group"), then the nation's largest competitive supplier of electricity to large commercial and industrial customers and the nation's largest wholesale power seller.
Ms. Smith joined Constellation Energy Group as Senior Vice President, CFO in June 2001, and was appointed Chief Administrative Officer in December 2003. Before joining Constellation Energy Group, Ms. Smith was Senior Vice President and CFO of Armstrong Holdings, Inc. ("Armstrong"), the global leader in hard-surface flooring and ceilings. Prior to joining Armstrong, Ms. Smith held various senior financial positions with General Motors, including CFO for General Motors' Delphi Chassis Systems division.

OTHER PUBLIC BOARD MEMBERSHIPS:
•A past director of Kraft Foods Group (until July 2015)
•A past director of Discover Financial Services (until May 2014)

QUALIFICATIONS:
The Board nominated Ms. Smith as a director based on her leadership experience and expertise in finance, human resources, risk management, legal and information technology. In addition, Ms. Smith has leadership experience serving as Chief Financial Officer, Chief Administrative Officer, and as a director of global public companies, including serving on audit, governance and risk committees.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's past experience as a Chief Financial Officer and service on other company boards. Ms. Smith was renominated based on her qualifications listed above, her significant contributions to the Board and Company, and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2005 Age: 65 Committees: •Compensation •Governance

Dmitri L. Stockton

BUSINESS EXPERIENCE:
Mr. Stockton served as Senior Vice President and Special Advisor to the Chairman of General Electric Company ("GE"), a multinational industrial company that provides power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services, from 2016 until he retired in 2017.
Mr. Stockton joined GE in 1987 and held various positions of increasing responsibility during his 30-year tenure. From 2011 to 2016, Mr. Stockton served as Chairman, President and CEO of GE Asset Management, a global asset management company affiliated with GE, and as Senior Vice President of GE. From 2008 to 2011, he served as President and CEO for GE Capital Global Banking and Senior Vice President of GE. He also served as President and CEO for GE Consumer Finance for Central and Eastern Europe.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Deere & Company
•Target Corporation
•Smurfit WestRock Company
•A past director of Stanley Black & Decker (until December 2021)

OTHER RELEVANT EXPERIENCE:
•GE Asset Management Inc. (until 2016); GE RSP US Equity and GE RSP Income Fund (until 2016); and GE Elfun Funds (until 2016)

QUALIFICATIONS:
The Board nominated Mr. Stockton as a director because of his leadership experience and his expertise in risk management, governance, finance and asset management. In addition, Mr. Stockton also has leadership experience in positions of executive oversight and senior management from his tenure at GE, as well as experience as a director on public company boards.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Stockton's nomination, the Board considered Mr. Stockton's current service on the Board of three other public companies. Mr. Stockton was renominated based on his qualifications listed above, his significant contributions to the Board and Company, and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2018 Age: 60 Committees: •Compensation •Finance (Chair)

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Election of Directors (Proposal 1)

Charles M. Swoboda

BUSINESS EXPERIENCE:
Mr. Swoboda served as Chairman and CEO of Cree, Inc. ("Cree"), a global company leader in silicon carbide technology, from May 2005 until he retired in May 2017. Mr. Swoboda was appointed President and CEO of Cree in 2001 and Chairman in 2005. Mr. Swoboda joined Cree in 1993 as a Manager of LED Product and held positions of increasing responsibility, including President and COO. Prior to joining Cree, Mr. Swoboda held positions of significant responsibility, including Sales Engineer at Hewlett-Packard Company.

OTHER PUBLIC BOARD MEMBERSHIPS:
•A past director of Anixter (until June 2020)

OTHER RELEVANT EXPERIENCE:
•Executive Chairman of Vast Therapeutics, a preclinical stage drug development company

QUALIFICATIONS:
The Board nominated Mr. Swoboda as a director because of his leadership experience and expertise in global operations, and new product and technology development and commercialization. In addition, Mr. Swoboda has leadership experience in positions of executive oversight and senior management at global public companies. He also has experience as a director on global public company boards, including serving as a member of the governance and compensation committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Swoboda's nomination, the Board considered Mr. Swoboda's past experience as a Chairman and CEO and service on other company boards. Mr. Swoboda was nominated based on his qualifications listed above, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2022 Age: 58 Committees: •Audit •Governance

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Ratification of Independent Registered Certified Public Accounting Firm (Proposal 2)

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm retained to audit our consolidated financial statements. The Audit Committee has re-appointed PricewaterhouseCoopers LLP as Ryder's independent registered public accounting firm (the "Accounting Firm") for the year ending December 31, 2025. PricewaterhouseCoopers LLP has audited our consolidated financial statements continuously since 2006. The Audit Committee engages in a thorough annual evaluation of the Accounting Firm's qualifications, performance and independence, and is also responsible for approving the services and audit fees associated with the retention of PricewaterhouseCoopers LLP.
The Audit Committee and Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our Accounting Firm is in the best interests of the Company and its shareholders. In re-appointing PricewaterhouseCoopers LLP to serve as our Accounting Firm for 2025, the Audit Committee considered a number of factors, including:
•The quality of PricewaterhouseCoopers LLP's work product and performance;
•The professional qualifications of PricewaterhouseCoopers LLP, the lead engagement partner and other members of the audit team;
•PricewaterhouseCoopers LLP's knowledge and experience with the Company's business operations, accounting policies and industry;
•The results of the Public Company Accounting Oversight Board ("PCAOB") review of PricewaterhouseCoopers LLP;
•PricewaterhouseCoopers LLP's independence program and controls for maintaining independence;
•The appropriateness of PricewaterhouseCoopers LLP's audit fees; and
•The results of the Audit Committee's and management's annual evaluation of PricewaterhouseCoopers LLP's qualifications, performance and independence, and the potential impact of selecting a different independent registered certified public accounting firm.
Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP is not required, the Board believes that submitting the appointment to shareholders for ratification is a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our Accounting Firm, and has discretion to change the appointment at any time if it determines that such change would be in the best interests of the Company and our shareholders.
Representatives of PricewaterhouseCoopers LLP will be present at the 2025 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.
Fees and Services of Independent Registered Certified Public Accounting Firm
Fees billed for services by PricewaterhouseCoopers LLP for the 2024 and 2023 fiscal years were as follows ($ in millions):

	2024	2023
Audit Fees	$5.4	$5.4
Audit-Related Fees	0.4	0.2
Tax Fees(1)	0.1	—
All Other Fees	—	—
Total Fees	$5.9	$5.6
(1) All of the Tax Fees paid in 2024 relate to tax compliance services.

Audit Fees. Primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting, a review of financial statements included in our Forms 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for our subsidiaries or affiliates, and consultations relating to financial accounting or reporting standards.
Audit-Related Fees. Represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans, consultations concerning matters relating to Section 404 of Sarbanes-Oxley and due diligence.

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Ratification of Independent Registered Certified Public Accounting Firm (Proposal 2)

Tax Fees. Represent amounts for U.S. and international tax compliance services (including review of our federal, state, local and international tax returns), tax advice and tax planning, in accordance with our approval policies described below.
Approval Policy
All services rendered by our Accounting Firm are either specifically approved (including the annual financial statements audit) or pre-approved by the Audit Committee, in each instance in accordance with our Approval Policy for Independent Auditor Services ("Approval Policy"). All services provided by the Accounting Firm are monitored to maintain the appropriate objectivity and independence of the audit of our consolidated financial statements and internal control over financial reporting. Pursuant to the Approval Policy, the Audit Committee has delegated to the Chair of the Audit Committee the authority to approve audit and non-audit services if it is not practical to bring the matter before the full Audit Committee and the estimated fee does not exceed $1 million. All of the services provided in 2024 were approved or pre-approved by the Audit Committee in accordance with the Approval Policy.
The Board recommends a vote FOR Proposal 2 (Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2025 fiscal year).

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Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the NYSE, our director independence standards and applicable rules of the SEC. The Audit Committee operates under a written charter that specifies the Committee's responsibilities. The full text of the Audit Committee's charter is available on the Governance page in the Investors area of our website, at https://investors.ryder.com. The Audit Committee members are not auditors, and their functions are not intended to duplicate or to certify the activities of management and the Accounting Firm.
The Audit Committee oversees Ryder's financial reporting process on behalf of the Board. Ryder's management is responsible for preparing the consolidated financial statements, establishing and maintaining adequate internal control over financial reporting, and assessing the effectiveness of internal control over financial reporting. Ryder's Accounting Firm is responsible for performing an integrated audit of Ryder's annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the PCAOB, and expressing opinions on (i) whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ryder in conformity with accounting principles generally accepted in the United States, and (ii) whether Ryder maintained effective internal control over financial reporting based on criteria established in "Internal Control - Integrated Framework (2013)" issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the 2024 Annual Report with management, as well as management's assessment of the effectiveness of internal control over financial reporting, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the Accounting Firm its judgments as to the quality of Ryder's accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the rules of the SEC. In addition, the Audit Committee has discussed the independence of the Accounting Firm, reviewed written disclosures and a letter from the Accounting Firm regarding independence, and considered the compatibility of non-audit services with the independence of the Accounting Firm.
The Audit Committee also discussed with Ryder's internal auditor and the Accounting Firm the overall scope and results of their respective audits, their evaluations of Ryder's internal control, and the overall quality of Ryder's financial reporting. These discussions took place with and without the presence of management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of Ryder's internal control over financial reporting be included in the 2024 Annual Report, filed by Ryder with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as Ryder's independent registered certified public accounting firm for the 2025 fiscal year.
Submitted by the Audit Committee of the Board.

David G. Nord (Chair)
Robert A. Hagemann
Tamara L. Lundgren
Abbie J. Smith
Charles M. Swoboda

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Security Ownership of Officers and Directors

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table shows the number of shares of common stock beneficially owned as of February 21, 2025 (unless otherwise indicated in the footnotes to this table) by each Board member and NEO, and collectively by all Board members and executive officers. Unless otherwise indicated, the mailing address for each individual listed below is Ryder System, Inc., 6000 Windward Parkway, Alpharetta, GA 30005. The following table is based upon information provided to us or filed with the SEC by the shareholders. Biographical information for Ryder's executive officers can be found in our 2024 Annual Report.

Name of Beneficial Owner	Total Shares Beneficially Owned(1)	Percent of Class(2)	Of the Total Shares Beneficially Owned, Shares Which May Be Acquired Within 60 days(3)
Robert E. Sanchez(4)(5)	997,608	2.3%	516,040
John J. Diez	274,390	*	130,767
Robert J. Eck(4)	33,924	*	33,924
Robert D. Fatovic(4)(5)	174,973	*	101,562
Robert A. Hagemann	28,457	*	26,057
Thomas M. Havens	69,911	*	44,530
Michael F. Hilton	31,168	*	31,168
Tamara L. Lundgren	30,013	*	11,887
Luis P. Nieto, Jr.	29,225	*	29,225
David G. Nord	31,927	*	29,927
J. Steven Sensing	158,145	*	94,332
Abbie J. Smith(5)	73,247	*	49,602
E. Follin Smith	39,803	*	33,801
Dmitri L. Stockton	20,341	*	20,341
Charles M. Swoboda	6,159	*	6,159
Directors and Executive Officers as a Group (21 persons)(4)(5)	2,268,257	5.2%	1,284,517

*
Represents less than 1% of our outstanding common stock, based on the 42,019,486 shares outstanding of the Company's common stock on February 21, 2025, plus any shares that the listed person could acquire upon the exercise of any other rights exercisable on or before April 22, 2025.

(1)	Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act").
(2)	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.
(3)	Includes total vested but unexercised options to purchase shares of common stock held in the accounts of our executive officers as well as restricted stock units granted to our directors that will be delivered upon the director's departure from the Board, which shares vest upon grant following a director's first year of service on the Board.
(4)
Includes shares held through a trust, jointly with their spouses or other family members, or held solely by their spouses, as follows: Mr. Sanchez, 382,433 shares; Mr. Fatovic, 2,500 shares; and all directors and executive officers as a group, 384,933 shares.

(5)
Includes shares held in the accounts of executive officers pursuant to our 401(k) savings plan and deferred compensation plan, and shares held in the accounts of directors pursuant to our deferred compensation plan, as follows: Ms. A. Smith, 14,666 shares; Mr. Sanchez, 31,614 shares; Mr. Fatovic, 1,941 shares; and all directors and executive officers as a group, 52,735 shares.

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Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	5,113,466	12.2%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	4,437,196	10.6%
Wellington Management Group LLP(4) 280 Congress Street Boston, MA 02210	2,569,733	6.1%

(1)	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act, and is based on the Company's 42,019,486 shares of common stock outstanding as of February 21, 2025.
(2)
Based on the most recent SEC filing by The Vanguard Group, on Schedule 13G/A, dated February 13, 2024. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 0; shared voting power, 31,036; sole dispositive power, 5,034,265; and shared dispositive power, 79,201.

(3)
Based on the most recent SEC filing by BlackRock, Inc., on Schedule 13G/A, dated March 7, 2024. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 4,177,453; shared voting power, 0; sole dispositive power, 4,437,196; and shared dispositive power, 0.

(4)
Based on the most recent SEC filing by Wellington Management Group LLP, on Schedule 13G/A, dated February 10, 2025. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 0; shared voting power, 2,014,468; sole dispositive power, 0; and shared dispositive power, 2,569,733.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis is intended to provide our shareholders with a clear understanding of our compensation philosophy and objectives, our compensation-setting process, our 2024 compensation program design, and the earned awards for our NEOs. As discussed in Proposal 3 on page 59, we are conducting our annual advisory Say on Pay vote that requests your approval of the compensation of our NEOs. In deciding how to vote, we recommend that you review this Compensation Discussion and Analysis with particular focus on:
•Our compensation philosophy, which aims to align executive action with the long-term interests of shareholders;
•Our 2024 compensation program actions and pay-for-performance profile; and
•The design of our programs based on input from our shareholders.
In 2024, our NEOs were:

Robert E. Sanchez	Board Chair and CEO
John J. Diez	President and COO, formerly Executive Vice President and CFO until December 31, 2024
J. Steven Sensing	President, Supply Chain Solutions ("SCS") and Dedicated Transportation Solutions ("DTS")
Thomas M. Havens	President, Fleet Management Solutions ("FMS")
Robert D. Fatovic	Executive Vice President, CLO and Corporate Secretary
Our compensation philosophy, 2024 compensation plan details, results and other key information is presented as follows:
2024 Company Performance Highlights
In 2024, the Company continued executing its balanced growth strategy, delivering strong comparable EPS* (a non-GAAP financial measure) of $12.00 and ROE* (a non-GAAP financial measure) of 16%. Our management team successfully executed various initiatives to increase long-term profitability and delivered strong returns demonstrating the resilience of our transformed business model in a challenging freight environment.
We saw double-digit earnings growth in our contractual businesses, and management continued to return cash to our shareholders in the form of dividends, execute share repurchases, and maintain leverage below our target range. We believe progress on our initiatives positions us well for future revenue and earnings growth. The increase in our stock price during the year, from a year-end price of $115.06 in 2023 to a year-end price of $156.86 in 2024, as well as our three-year TSR of 106%, well above the respective three-year TSR of S&P 400 MidCap companies, reflect investors' confidence in our ability to execute on our strategy to drive continued strong earnings.
* Comparable EPS and ROE are non-GAAP financial measures. For a reconciliation of the non-GAAP financial measures to the most comparable GAAP measures, as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" on page 42 of our 2024 Annual Report.

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Compensation Discussion and Analysis

Ryder Compensation Philosophy and Objectives
Our primary goal is to design compensation programs that will attract, retain and motivate high-quality executives who possess a broad range of skills and talents that will contribute to achieving Ryder's strategic objectives and increasing long-term shareholder value. We believe these compensation programs, together with a workplace culture that drives engagement, accountability and integrity, best position Ryder to achieve profitable growth, innovation, operational excellence, and customer and employee satisfaction.

Our compensation program has three key goals:
▶	Attracting and Retaining Talent Deliver market competitive compensation that attracts high-impact talent and encourages long-term retention
▶
Encouraging Shareholder Alignment
Tie a significant portion of executive compensation to Company performance to align the interests of our executives with our shareholders, as follows:
•Drive company performance by setting targets that will promote long-term, sustainable and profitable growth, with appropriate risk-taking
•Encourage long-term shareholder value creation

▶	Rewarding Individual Performance Recognize individual performance and contributions to Ryder
2024 Executive Compensation Program Structure
The 2024 compensation structure for our NEOs emphasizes "at-risk" compensation that is earned upon achievement of performance goals and that may be influenced by share performance. The actual compensation mix and value for each NEO may vary based on job responsibility, experience, market compensation, individual performance, tenure, long-term potential, succession planning and strategic needs.
The chart below illustrates the Company's commitment to our pay-for-performance philosophy and shareholder alignment, as approximately 89% of our CEO's target total direct compensation in 2024 was "at risk," with a significant portion subject to long-term performance goals.
In 2025, the Compensation Committee (the "Committee") plans to continue focusing on overall shareholder alignment with a suite of metrics that incentivize long-term shareholder value.

CEO Target Direct Pay Mix 2024

Base Salary
11%
At Risk
Compensation
89%
Annual Cash
Incentive
19%
LTIP
70%

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Compensation Discussion and Analysis

Suite of Compensation Metrics
The following chart illustrates the elements and design of Ryder's executive compensation program in 2024.

2024
Base Salary
(11% of CEO target direct compensation)
+
2024
Annual Cash Incentive
(19% of CEO target direct compensation)
60%
Comparable EBITDA*
20%
Operating Revenue*
20%
Strategic Objectives
+
2024 – 2026
Long Term Incentive Program
(70% of CEO target direct compensation)
60%
Performance-Based Restricted Stock Rights (PBRSRs)
(3-year fixed performance period)
33.3%
Adjusted ROE
33.3%
Strategic Revenue Growth
33.3%
Free Cash Flow
Modifier: +/- up to 15% based on Relative TSR
40%
Time-Vested Restricted Stock Rights (TVRSRs)
=
Total Direct Compensation

* In the case of Messrs. Sanchez, Diez and Fatovic, the comparable EBITDA and operating revenue metrics are based on RSI comparable EBITDA and operating revenue. In the case of Messrs. Havens (President of FMS) and Sensing (President of SCS/DTS), the comparable EBITDA metric is composed of 30% RSI comparable EBITDA and 30% FMS or SCS/DTS division comparable EBITDA, as applicable, and the operating revenue metric is based on FMS or SCS/DTS division operating revenue, as applicable.
The chart below further explains the components of our 2024 compensation program, how they align with our strategy, and how the Committee determined compensation levels for 2024.

	Settled in	Key Factors	Payout Linked to Strategy/Growth
Base Salary	Cash	•Based on experience, market data, performance, tenure, responsibility and succession potential •Reviewed annually	•Competitively set to recruit and retain top talent who will drive Company performance
Annual Cash Incentive Awards ("ACIAs")	Cash
•Target payout opportunities based on market data
•Applicable performance metrics approved at the beginning of the year
•Minimum performance threshold required for any payout, with payouts ranging from 0 to 200% of target

•Comparable EBITDA (a non-GAAP financial measure) is a key annualized measure of operating performance and profitability
•Operating revenue (a non-GAAP financial measure) reflects progress against strategic and operational goals
•Strategic objectives reflect key components of strategic plan by business division

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Compensation Discussion and Analysis

	Settled in	Key Factors	Payout Linked to Strategy/Growth
Performance-based restricted stock rights ("PBRSRs")	Stock
•Based on market data, level of responsibility, succession potential and desired pay mix
•Target grant value established at the start of three-year performance period, and value vests at end of three-year performance period
•Minimum performance threshold required for any payout, with payouts ranging from 0 to 200%

•ROE (a non-GAAP financial measure) measures how effectively the Company manages returns, capital efficiency and progress on strategic goals
•Strategic revenue growth measures progress against long-term growth goals of more profitable businesses
•Free cash flow (a non-GAAP financial measure) measures available cash for debt and dividend payments and for capital investments
•TSR modifier measures stock performance against peer group, with no positive modification if actual TSR is negative

Time-vested restricted stock rights ("TVRSRs")	Stock	•Based on market data, level of responsibility and desired pay mix •Granted at the start of three-year period, and vests ratably over three years	•Provides link to shareholder experience and supports retention
Base Salary
Base salary is the sole fixed component of an executive's total direct compensation. In determining base salary, the Committee considers the factors on page 33 without assigning any specific weight to any individual factor. In 2024, in connection with our benchmarking analysis, the following base salary increases were made for each of our NEOs, effective January 1, 2024: 3% for Messrs. Sanchez, Diez, Sensing and Havens; and 4% for Mr. Fatovic.
2024 Annual Incentive Plan ("AIP") Metrics, Targets and Results
2024 AIP Metrics
Our 2024 annual cash incentive awards were designed at the beginning of the year to reflect both Company and division business performance. In structuring our ACIAs, in February 2024, the Committee set target payout opportunities for each executive. For 2024, the target AIP payout opportunity for each of our NEOs was as follows: 170% of base salary for Mr. Sanchez, and 100% of base salary for Messrs. Diez, Sensing, Havens and Fatovic.
The 2024 AIP was comprised of the same metrics, and respective weights, as the 2023 AIP. The 2024 AIP strongly emphasized comparable EBITDA and maintained a focus on revenue growth and strategic objectives that align with the Company's overall strategy. Each metric of the 2024 AIP has a payout range of 0% to 200%. The chart below further explains the design of our 2024 AIP for each of our NEOs:

2024 AIP Metrics	CEO/Corporate(1)	Division Presidents(2)
RSI Comparable EBITDA	60%	30%
Division Comparable EBITDA(3)	N/A	30%
RSI Operating Revenue	20%	N/A
Division Operating Revenue(3)	N/A	20%
RSI Strategic Objectives	20%	N/A
Division Strategic Objectives(3)	N/A	20%
(1) Represents Messrs. Sanchez (CEO), Diez (former CFO) and Fatovic (CLO/Corporate Secretary).
(2) Represents Messrs. Havens (President of FMS) and Sensing (President of SCS/DTS).
(3) In the case of Mr. Havens, all division-specific metrics correspond to FMS-related performance. In the case of Mr. Sensing, all division-specific metrics correspond to SCS/DTS-related performance.
As shown in the previous chart, the comparable EBITDA metric had a weight of 60%, which further aligns executive compensation with the Company's operating performance, and the operating revenue metric had a weight of 20% in order to continue to incentivize growth. In the case of Messrs. Sanchez, Diez and Fatovic, the comparable EBITDA and operating revenue portions of their AIP incorporate Company-wide performance. In the case of Messrs. Havens (President of FMS) and Sensing (President of SCS/DTS), the comparable EBITDA portion of their AIP incorporates both the Company's and their respective business divisions' performance, and the operating revenue portion exclusively reflects their respective business divisions' performance.

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Compensation Discussion and Analysis

The strategic objectives have a weight of 20% in the AIP and require a minimum RSI comparable EBITDA financial performance threshold in order to earn any portion of the strategic objective metric. As shown in the chart below, each of the Company's businesses have strategic objectives tailored to their respective divisions, with the objectives for the centralized corporate group, including the CEO, reflecting a combination of objectives from each business division. To determine the payout of the strategic objectives, the Committee evaluates the outcome of each milestone and holistically determines overall achievement using a multi-point scale to determine a payout percentage between 0% to 200%. No individual strategic objective is weighted or assigned greater significance than another. After determining a payout percentage, the Committee determines the outcome of the strategic objectives.

2024 Strategic Objectives (weighted 20% in AIP)
CEO/Corporate(1)	•Includes each of the strategic objectives identified below for FMS, SCS and DTS	Payout Percentage*	Strategic Objectives Outcome
FMS(2)	•Grow net sales at target ChoiceLease pricing •Improve maintenance costs •Achieve positive overall customer experience score	200% ↕ 0%	◦Exceptional ◦Very Successful ◦Successful ◦Inconsistent ◦Unsatisfactory
SCS(3)	•Grow net sales •Integrate Impact Fulfillment Services acquisition •Achieve positive overall customer experience score
DTS(3)	•Grow net sales •Achieve positive value from flexible dedicated operating model •Integrate Cardinal Logistics acquisition •Achieve positive overall customer experience score	* Actual payout percentages may vary between 0% to 200%.

(1) Represents Messrs. Sanchez (CEO), Diez (former CFO) and Fatovic (CLO/Corporate Secretary).
(2) Represents Mr. Havens (President of FMS).
(3) Represents Mr. Sensing (President of SCS/DTS).

2024 AIP Metrics Definitions
Comparable EBITDA* (a non-GAAP financial measure)
Represents net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (i) non-operating pension costs, net and (ii) any other items that are not representative of our ongoing business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described under comparable earnings measures in our SEC filings), and then adjusted further for (a) interest expense, (b) income taxes, (c) depreciation, (d) used vehicle sales results and (e) amortization. Comparable EBITDA incentivizes management to optimize operations whether the economic cycle is negative or positive and is also more reflective of the Company's operating profitability. While the market prices for used vehicles continue to impact compensation (via the LTIP payouts), the Committee determined that a metric more closely aligned with improved operating performance was valuable in the collective suite of incentive compensation metrics and that the best place for this metric was in the annual incentive plan.

Operating Revenue* (a non-GAAP financial measure)
Represents total revenue excluding any (i) fuel and (ii) subcontracted transportation. We exclude fuel and subcontracted transportation as these costs are largely pass-through to our customers, thus fluctuations generally minimally impact our profitability. The operating revenue used by the Committee is consistent with the operating revenue reported in Company press releases and public presentations. Operating revenue is intended to measure progress towards strategic and operational goals.

Strategic Objectives
Represents alignment with the strategic plan and the expectation that attainment of each strategic objective will have occurred in 2024. A minimum threshold of comparable EBITDA financial performance must be achieved in order to payout the strategic objectives. In the case of Messrs. Sanchez, Diez and Fatovic, the strategic objectives reflect initiatives from each business division (FMS, SCS and DTS), and in the case of Messrs. Havens and Sensing, the strategic objectives reflect the strategic goals of their respective business divisions. Please refer to the chart above titled "2024 Strategic Objectives" for further information.

* Comparable EBITDA and operating revenue are non-GAAP financial measures. For a reconciliation of the non-GAAP financial measures to the most comparable GAAP measures, as well as the reasons why these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" on page 42 of our 2024 Annual Report.

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Compensation Discussion and Analysis

2024 AIP Targets and Results
In 2024, management continued to execute the Company's balanced growth strategy, strengthening the Company's financial and strategic position as a leading provider of outsourced logistics and transportation services. Under the skilled leadership of our management team, during a challenging freight environment, Ryder generated strong financial results, including comparable EBITDA (a non-GAAP financial measure) of $2.8 billion and operating revenue (a non-GAAP financial measure) of $10.3 billion.
Upon review of the Company's performance associated with each of the strategic objectives, the Committee determined that the minimum comparable EBITDA performance metric was achieved and that the outcome of the strategic objectives for each of CEO/Corporate, FMS and SCS/DTS was "successful." Ryder's 2024 earnings results reflect strong lease returns from ongoing ChoiceLease pricing initiatives, benefits from our multi-year maintenance initiative, positive feedback from customers on our customer engagement survey, and successful deployment of our flexible dedicated operating model. In addition, we successfully integrated our acquisitions of Impact Fulfillment Services and Cardinal Logistics. These acquisitions further accelerate growth in our asset light businesses which we expect to contribute to long-term shareholder value.
The following chart sets forth our 2024 AIP metrics (including targets and actual results) that are used when determining the AIP awards for Messrs. Sanchez, Diez and Fatovic:

Performance Metrics(1) (in millions)	2024 Threshold (50% payout)	2024 Target (100% payout)	2024 Maximum (200% payout)	Weight	2024 Results	2024 Payout (% of target)
RSI Comparable EBITDA	$2,633	$2,926	$3,014	60%	$2,776	74%
RSI Operating Revenue	$9,699	$10,776	$11,639	20%	$10,266	76%
CEO/Corporate Strategic Objectives	Inconsistent	Successful	Exceptional	20%	Successful	100%
Earned Payout (weighted)						80%

(1)
Comparable EBITDA and operating revenue are non-GAAP financial measures. For a reconciliation of the non-GAAP financial measures to the most comparable GAAP measures, as well as the reasons why these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" on page 42 of our 2024 Annual Report.

The following chart sets forth our 2024 AIP metrics (including targets and actual results) that are used when determining the AIP award for Mr. Havens:

Performance Metrics(1) (in millions)	2024 Threshold (50% payout)	2024 Target (100% payout)	2024 Maximum (200% payout)	Weight	2024 Results	2024 Payout (% of target)
RSI Comparable EBITDA	$2,633	$2,926	$3,014	30%	$2,776	74%
FMS Comparable EBITDA	$2,262	$2,513	$2,588	30%	$2,390	76%
FMS Operating Revenue	$4,826	$5,362	$5,630	20%	$5,116	77%
FMS Strategic Objectives	Inconsistent	Successful	Exceptional	20%	Successful	100%
Earned Payout (weighted)						80%

(1)
Comparable EBITDA and operating revenue are non-GAAP financial measures. For a reconciliation of the non-GAAP financial measures to the most comparable GAAP measures, as well as the reasons why these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" on page 42 of our 2024 Annual Report.

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Compensation Discussion and Analysis

The following chart sets forth our 2024 AIP metrics (including targets and actual results) that are used when determining the AIP award for Mr. Sensing:

Performance Metrics(1) (in millions)	2024 Threshold (50% payout)	2024 Target (100% payout)	2024 Maximum (200% payout)	Weight	2024 Results	2024 Payout (% of target)
RSI Comparable EBITDA	$2,633	$2,926	$3,014	30%	$2,776	74%
SCS/DTS Comparable EBITDA	$459	$612	$673	30%	$589	92%
SCS/DTS Operating Revenue	$5,179	$6,093	$7,007	20%	$5,835	86%
SCS/DTS Strategic Objectives	Inconsistent	Successful	Exceptional	20%	Successful	100%
Earned Payout (weighted)						87%

(1)
Comparable EBITDA and operating revenue are non-GAAP financial measures. For a reconciliation of the non-GAAP financial measures to the most comparable GAAP measures, as well as the reasons why these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" on page 42 of our 2024 Annual Report.

2024 AIP Earned Amounts for NEOs
The Committee reviews the initial payout calculation for each NEO, using the methodology described above. While the AIP does not include an individual performance metric, the Committee retains discretion to adjust the NEO's actual payout upwards or downwards. In determining whether to make any adjustments, the Committee considers the following qualitative factors as a whole: overall realized pay relative to performance and our goal of furthering the Company's strategic initiatives; internal leadership; business development and achievement of other business goals; risk management; talent development; progress on corporate responsibility goals, including environmental, social and governance matters; financial management; and legal, risk, regulatory and compliance management and results.
Given the strong financial results that management achieved in 2024, the Committee determined to pay 2024 annual cash incentive awards consistent with the payout results above for each NEO and did not further adjust any awards. The following chart sets forth the earned 2024 ACIAs for each of our NEOs:

Name	Target 2024 Award ($)	Actual 2024 Payout ($)	% of Target
Robert E. Sanchez	1,802,000	1,439,257	80%
John. J. Diez	705,000	563,084	80%
J. Steven Sensing	705,000	614,831	87%
Thomas M. Havens	650,000	522,470	80%
Robert D. Fatovic	590,000	471,233	80%
2022-2024 LTIP (the "2022 LTIP") Metrics, Award Results and Payouts
2022 LTIP Metrics
Our 2022 LTIP awards were comprised of PBRSRs (60%) and TVRSRs (40%). PBRSRs granted to NEOs in 2022 could be earned based on the following performance metrics: (i) ROE (a non-GAAP financial measure), based on a three-year average ROE; (ii) strategic revenue growth, based on attainment of a three-year compounded annual growth rate ("CAGR"); and (iii) free cash flow (a non-GAAP financial measure), based on a three-year average. Each of the performance metrics weigh 33.3% of the PBRSRs, and 20% of the total LTIP, and have payout levels ranging from 0% to 200%. In addition, the 2022 LTIP included a TSR modifier that adjusts PBRSR payouts by up to 15%, either upward or downward, to reflect performance against a custom peer group, as further described below.
At the beginning of the 2022-2024 three-year performance period, the Committee set performance targets intended to be attainable and challenging, taking into account the performance metrics that are important to the Company and shareholders as well as the expected economic conditions in markets that we wish to grow.

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Compensation Discussion and Analysis

2022 LTIP Performance Metrics Calculation Methodology
ROE* (a non-GAAP financial measure)
Represents adjusted return on equity, which is calculated by dividing the Company's "adjusted net earnings" by the "adjusted average shareholders' equity" (each as defined below). The Company's adjusted net earnings is defined as net earnings from continuing operations, adjusted to exclude after-tax impact from other items that are not representative of our ongoing business operations. Adjusted average shareholders' equity means the Company's average shareholders' equity, adjusted to exclude the impact from any other items that are not representative of our ongoing business operations. ROE will be calculated at the end of each calendar year and averaged during the performance period. The Company's three-year ROE is determined by the Committee at the end of the performance period against a maximum, target and threshold three-year ROE. The Committee takes into account the Company's business plan when setting the three-year target. If the Company's three-year ROE falls above threshold and between the measuring points, the three-year ROE accrual percentage for the performance period will be determined proportionally between the measuring points. While ROE in any three-year period may be impacted by cyclical freight market conditions, including used vehicle sales results, the Committee believes a direct link to this shareholder metric is appropriate.

Strategic Revenue Growth
Represents the CAGR or contractual revenue from all business lines, transactional maintenance and all new product revenue (other than FMS revenue from FMS Canada and Europe, as the Company's strategy did not include growth in those markets). The Committee determines 2022-2024 strategic revenue CAGR at the end of the three-year performance period against a maximum, target and threshold three-year strategic revenue CAGR. The Committee considers the Company's business plan when setting the three-year target. If the 2022-2024 CAGR is above threshold and between measuring points, the 2022-2024 CAGR accrual percentage for the performance period will be determined proportionally between the measuring points. The Company believes that the 2022-2024 CAGR target is a rigorous measure of sustained strategic revenue growth.

Free Cash Flow* (a non-GAAP financial measure)
Represents the sum of (i) net cash provided by operating activities, (ii) net cash provided by the sale of revenue earning equipment, (iii) net cash provided by the sale of operating property and equipment, and (iv) other cash inflows from investing activities, less purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Free cash flow will be calculated at the end of each calendar year and averaged during the performance period. The Company's three-year free cash flow is determined by the Committee at the end of the performance period against a maximum, target and threshold three-year free cash flow.

TSR
Represents total shareholder return based on the Company's TSR relative to the TSR of the companies in our custom peer group. TSR is calculated based on the percentage change in a Company's stock price from the average closing price of the last ten trading days (prior to the beginning of the relevant performance period) to the average closing price of the last ten trading days (prior to the end of the relevant performance period), assuming reinvestment of dividends. The custom peer group for the 2022 LTIP consists of 26 companies: Ryder, the 13 companies in Ryder's 2022 Compensation Peer Group, and the 12 additional related companies that operate in the markets in which we compete and that are viewed as competitors for capital by investors. At the end of the three-year performance period, the companies in the custom peer group will be sorted by TSR performance, and the 25th, 50th and 75th percentiles of the custom peer group are calculated. Ryder's TSR performance is compared to the TSR of the companies in the custom peer group. The number of accrued PBRSRs will then be adjusted upward or downward by a percentage based on the TSR relative percentile rank as shown below; provided, however, that (i) in no event will the TSR modifier adjustment result in payout of more than 200% of the target PBRSRs, and (ii) even if the Company's TSR rank is above the 50th percentile, no positive TSR modifier will be applied if the Company's absolute TSR is negative.

* ROE and free cash flow are non-GAAP financial measures. For a reconciliation of the non-GAAP financial measures to the most comparable GAAP measures, as well as the reasons why management believes these measures are useful to shareholders, refer to "Non-GAAP Financial Measures" on page 42 and "Financial Resources and Liquidity" on page 34 of our 2024 Annual Report.
2022 LTIP Award Results and Payouts
The three-year performance period for our 2022 LTIP awards ended on December 31, 2024, and the Committee assessed performance in the first quarter of 2025. Over the course of the three-year performance period, despite a challenging freight environment in 2023 and 2024, the Company delivered strong financial results. The table on the next page summarizes performance for the PBRSRs for the 2022-2024 completed performance period.

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Compensation Discussion and Analysis

PBRSRs
ROE (33.3%)	Payout Range		ROE Range	ROE Results	Payout Percentage
3-year average	Threshold	25%	11%	21.5%	200%
	Target	100%	15%
	Maximum	200%	18%
Strategic Revenue Growth (33.3%)	Payout Range		Strategic Revenue Growth Range	CAGR Results	Payout Percentage
3-year CAGR	Threshold	25%	3%	13.1%	200%
	Target	100%	6%
	Maximum	200%	9.5%
Free Cash Flow (33.3%)	Payout Range		Free Cash Flow Range	Free Cash Flow Results	Payout Percentage
3-year average	Threshold	25%	($750M)	$333.4M	197%
	Target	100%	($250M)
	Maximum	200%	$350M
TSR Modifier (+/- 15%)	Modifier Range	Ryder Relative TSR Percentile Rank to Peer Companies		Quartile	Modifier Adjustment
Jan 2022 - Dec 2024	15%	At and above 75th percentile		1st Quartile	15%
	5%	At and between 50th and 75th percentile
	(5)%	Between 50th and 25th percentile
	(15)%	Below 25th percentile
Overall PBRSR Payout(1)					200%
(1) Overall PBRSR payout slightly impacted by TSR modifier to bring results to 200%.
2024-2026 LTIP Grants (the "2024 LTIP")
The Committee determined to use the same metrics and respective weights for the 2024 LTIP awards as those used for the 2023 LTIP awards: PBRSRs (60%) and TVRSRs (40%). The 2024 LTIP emphasizes a direct linkage to the shareholder experience and profitable three-year growth, and uses distinct metrics from those in the 2024 AIP. To determine the 2024 LTIP target values for each of our NEOs, the Committee considered a variety of factors, including overall compensation relative to peers and market benchmarks, as well as the NEO's role, performance, long-term potential and retention risk. The 2024 LTIP target values and allocation between PBRSRs and TVRSRs for each NEO are as follows:

NEO	2024 LTIP Target Value ($)	PBRSRs(1) (60% of LTIP value) ($)	TVRSRs (2) (40% of LTIP value) ($)
Robert E. Sanchez	6,500,000	3,899,979	2,599,947
John J. Diez	2,300,000	1,379,908	919,978
J. Steven Sensing	2,200,000	1,319,942	879,923
Thomas M. Havens	2,200,000	1,319,942	879,923
Robert D. Fatovic	1,300,000	779,902	519,896

(1)	The number of PBRSRs granted in 2024 for each of the NEOs is as follows: Mr. Sanchez, 33,299; Mr. Diez, 11,782; Mr. Sensing, 11,270; Mr. Havens, 11,270; and Mr. Fatovic, 6,659.
(2)	The number of TVRSRs granted in 2024 for each of the NEOs is as follows: Mr. Sanchez, 22,199; Mr. Diez, 7,855; Mr. Sensing, 7,513; Mr. Havens, 7,513; and Mr. Fatovic, 4,439.

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Compensation Discussion and Analysis

PBRSRs. PBRSRs granted in 2024 vest at the end of a three-year performance period in 2026 and are earned based on the following performance metrics: (i) ROE (a non-GAAP financial measure), based on a three-year-average ROE target; (ii) strategic revenue growth, based on attainment of a three-year CAGR; and (iii) free cash flow (a non-GAAP financial measure), based on a three-year average. Each of the performance metrics weigh 33.3% of the PBRSRs, and 20% of the total LTIP, and have payout levels ranging from 0% to 200% of target. Each metric and its corresponding targets was determined at the start of the three-year period, and achievement will be measured at the end of the three-year period. In addition, the LTIP continues to include a TSR modifier that will impact the PBRSR payouts by up to 15%, positively or negatively, depending on Ryder's TSR relative to the TSR of a custom peer group. Even if Ryder's relative TSR is above the median, no positive TSR modifier will be applied if Ryder's absolute TSR is negative. In addition, the TSR modifier cannot increase the total payout of PBRSRs beyond 200%. The Committee has the discretion to adjust the results for these metrics to ensure that they properly reflect the achievement of participants in our LTIP during the performance period and are not impacted, positively or negatively, by factors that may be unanticipated, non-recurring or non-operational in nature. Dividend equivalents accrue on PBRSRs during the vesting period and are paid upon vesting.
TVRSRs. TVRSRs under the LTIP vest in three equal, annual installments, subject to the NEO's continued employment, and are denominated and settled in stock. Dividend equivalents accrue on TVRSRs during the vesting period and are paid upon vesting.
The Committee believes that our LTIP design creates significant and direct shareholder linkage. Both the PBRSRs and the TVRSRs have a direct link to the share price. For the PBRSRs, the ROE metric directly incents improving returns on shareholders' equity, and the relative TSR modifier further links payouts to relative stock price. The other PBRSR performance metrics of strategic revenue growth and free cash flow incent the profitable growth that we believe is necessary to drive increasing shareholder value over time.

2024 LTIP Performance Metrics Calculation Methodology
ROE (a non-GAAP financial measure)	Has the meaning ascribed to it on page 38.
Strategic Revenue Growth	Has the meaning ascribed to it on page 38, but for the applicable 2024-2026 performance period.
Free Cash Flow (a non-GAAP financial measure)	Has the meaning ascribed to it on page 38.
TSR	Has the meaning ascribed to it on page 38.

Ryder TSR Relative Percentile Rank to Peer Companies	TSR Modifier
At and above 75th percentile	+15%
At 50th percentile and between 50th and 75th percentile	+5%
At 25th percentile and between 25th and 50th percentile	-5%
Below 25th percentile	-15%

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Compensation Discussion and Analysis

Peer Group
The Committee references two groups of companies when establishing executive compensation: the Compensation Peer Group and the Additional Performance Peer Companies (together, the "2024 Relative TSR Group").
•The Compensation Peer Group is a group of 13 companies of similar size and who are in similar industries. The pay of the NEOs at these companies serves as a reference point for determining target pay levels for our NEOs.
•The Additional Performance Peer Companies includes a number of companies who are too large to serve as compensation peers for our NEOs, but whose stock price performance is a relevant benchmark for ours because they operate in markets in which we compete and are viewed as competitors for capital by investors.

2024 Relative TSR Group
Compensation Peer Group		Additional Performance Peer Companies
1.	Avis Budget Group, Inc.	1.	U-Haul Holding Company
2.	C. H. Robinson Worldwide, Inc.	2.	Arc Best Corporation (Arkansas Best Corporation)
3.	CSX Corporation	3.	FedEx Corporation
4.	Expeditors International of Washington, Inc.	4.	Forward Air Corporation
5.	GXO Logistics	5.	GATX Corporation
6.	Hub Group, Inc.	6.	PACCAR International
7.	J.B. Hunt Transport Services Inc.	7.	Rush Enterprises, Inc.
8.	Knight-Swift Transportation Holdings Inc.	8.	Saia, Inc.
9.	Landstar System, Inc.	9.	Trinity Industries, Inc.
10.	Old Dominion Freight Line, Inc.	10.	United Parcel Service, Inc.
11.	Schneider National, Inc.	11.	Universal Logistics Holdings, Inc.
12.	United Rentals, Inc.	12.	Werner Enterprises, Inc.
13.	XPO Logistics, Inc.
Executive Compensation Governance Practices
Our executive compensation practices are intended to support the needs of our business, drive performance and ensure alignment with the short- and long-term interests of our shareholders.

What We Do
✓	Directly link pay with company performance – 89% of the CEO's total target direct compensation is "at risk"
✓	Use discretion to align appropriate payouts to Company and individual performance
✓	Use double-trigger change of control provisions for awards
✓	Provide competitive severance and change in control amounts to ensure that NEOs act in the best interest of shareholders, rather than avoiding transactions that could result in termination of employment
✓	Use three-year performance periods and targets for long-term performance metrics
✓	Engage an independent compensation consultant
✓	Regularly benchmark executive compensation against an appropriate peer group
✓	Maintain robust stock ownership requirements
✓	Subject performance-based incentive awards and severance payments to clawback policies
✓	Grant majority of pay in performance-based compensation that is not guaranteed
✓	Engage in a robust target-setting process for incentive metrics
✓	Provide caps for incentive compensation
What We Don't Do
✗	Provide employment agreements
✗	Provide tax gross-ups related to a change of control
✗	Provide excessive perquisites
✗	Reprice underwater stock options or shareholder appreciation rights without shareholder approval
✗	Pay dividends or dividend equivalents on unvested PBRSRs or TVRSRs
✗	Permit hedging transactions
✗	Permit pledging activity or use of margin accounts by executives or directors

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Compensation Discussion and Analysis

Other Compensation Information
Compensation Setting Process.
The Committee is responsible for determining our executive compensation programs and practices. The Committee's independent compensation consultant, along with management, assists the Committee in making these determinations. Below is an explanation of (i) the key roles and responsibilities in setting executive compensation; (ii) the executive evaluation process; (iii) how competitive market data is integrated into the decision-making process; and (iv) how shareholder feedback is evaluated.
Role of the Compensation Committee. The Committee is responsible for reviewing and approving, or recommending that the Board approve, all components of our executive compensation program, as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Committee. The Committee reviews and recommends the compensation of the CEO to the independent Board members for approval. After considering the CEO's assessment and recommendation for each NEO, the Committee also determines and approves the compensation of all other NEOs.
Role of the Independent Compensation Consultant. FW Cook reports directly to the Committee on a regular basis and provides advice about our compensation program and design, including views on current compensation trends, best practices, peer comparisons, and recommendations and insights on making our executive compensation practices and structure more effective. During 2024, FW Cook also supported the Committee in evaluating enterprise and related risks associated with our executive compensation components and plans, as discussed under "Compensation Risks" on page 45, and provided advice regarding director compensation. In 2024, an FW Cook consultant attended all of the Committee meetings in person or by telephone and participated in independent director sessions without management present.
The Committee annually reviews whether FW Cook's work as a compensation consultant raises any conflict of interest, taking into consideration: (i) the provision of other services to the Company by FW Cook; (ii) the amount of fees the Company paid to FW Cook, as a percentage of FW Cook’s total revenue; (iii) FW Cook's policies and procedures regarding conflicts of interest; (iv) any business or personal relationship of FW Cook's compensation advisers with an executive officer of the Company or any member of the Committee; and (v) any stock of the Company owned by FW Cook's compensation advisers. After review of this information, the Committee confirmed that FW Cook does no other work for the Company and determined that FW Cook is independent and that its work for the Company has not raised any conflict of interest.
Role of Management. Our Chief Human Resources Officer, Vice President of Compensation and Benefits, Associate General Counsel and CEO, as necessary and appropriate, recommend agendas, prepare materials for review and attend Committee meetings. They also provide information regarding, and make recommendations about, designs for and changes to our executive compensation programs. Our CEO provides an assessment of each NEO's performance and recommends compensation actions for NEOs other than himself.
Evaluating Performance. With respect to the compensation of NEOs other than our CEO, our CEO annually provides the Committee with a performance assessment of and compensation recommendations for each NEO. The performance assessment includes strengths, areas for development and succession potential, and is based on the CEO's evaluation of the NEO's individual performance. Our CEO also reviews each NEO's compensation history and current market compensation data.
With respect to the CEO's compensation, at the end of each year, the independent directors conduct a performance review of the CEO. The CEO first provides the independent directors with a self-evaluation relative to his individual goals and objectives. Each independent director reviews these materials and completes a comprehensive evaluation questionnaire relating to the CEO's individual goals and objectives. In addition, the questionnaire focuses on the CEO's performance in developing and executing the Company's strategic initiatives, leadership of the Company and the Board, relations with stakeholders (including shareholders, customers and employees), and succession planning and talent development. The Governance Committee oversees the CEO evaluation process, including preparing the questionnaire.
At the February Compensation Committee meeting, the Committee members discuss the results of the CEO's performance, without the CEO present, and formulate recommendations regarding CEO compensation. Then, in outside director session without the CEO present, the independent directors evaluate and discuss the CEO's performance and determine his compensation based on the results of his performance review and the recommendations of the Compensation Committee, in consultation with the Committee's compensation consultant. The Lead Independent Director and Chair of the Compensation Committee then provide feedback to the CEO on his performance.

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Compensation Discussion and Analysis

Use of Benchmarking. The Committee compares our executive compensation program to that of our peers to help analyze its structure, the payout levels for executives, and to review our program's effectiveness in attracting and retaining talent.
In evaluating each element of our executive compensation program, the Committee uses benchmark comparisons to peer groups and, particularly when appropriate peer group data is unavailable, to general industry survey data. While there are no public companies that provide the same mix of services as Ryder, the Committee references the Compensation Peer Group, which is a group of companies of similar size, that operate in similar industries, and which compete with Ryder for executive talent. The Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of other companies comprising any particular peer group or survey. The Committee does consider the median compensation of similar executives at the peer companies, both for each compensation component and the total compensation package, as a reference in making compensation decisions. For a list of the companies comprising the 2024 Compensation Peer Group, please refer to page 41 of this proxy statement.
Shareholder Feedback. The feedback we receive through our annual shareholder outreach program and our advisory votes on executive compensation ("Say-on-Pay") enhances our understanding of our shareholders' views. Our Board and senior management remain committed to transparent communication and engagement with our shareholders and take feedback into consideration when evaluating our compensation program design.
We have ongoing conversations with many of our largest shareholders. Each year we reach out to our top shareholders, constituting at least a majority of our shares outstanding, to solicit feedback on various topics, including corporate governance practices and executive compensation, among others. During our 2024 engagement, shareholders expressed support for our compensation program. In addition to ongoing conversations and formal annual engagement, the Committee also considers the voting outcome of our Say-on-Pay proposals. Over the last three years, our Say-on-Pay proposals received strong support from our shareholders, with last year's proposal receiving over 95% support. The Committee believes the 2024 voting results reflect our shareholders' support of our overall executive compensation program. The Committee values the opinions of our shareholders and will continue to consider shareholder feedback and the outcomes of future Say-on-Pay votes when designing compensation programs and making compensation decisions for our NEOs. We currently hold a Say-on-Pay vote every year.

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Compensation Discussion and Analysis

RETIREMENT AND WELFARE BENEFITS AND PERQUISITES
Retirement Benefits. All NEOs who are employed with the Company are eligible to participate in the Company-wide 401(k) savings plan (the "401(k) Plan") and deferred compensation plan (the "DCP"). The 401(k) Plan and the DCP are described under the headings "Pension Benefits" and "2024 Nonqualified Deferred Compensation" beginning on page 49 of this proxy statement.
The Company maintains a qualified pension plan (the "Retirement Plan") and a pension benefit restoration plan (the "Benefit Restoration Plan," collectively with the Retirement Plan, the "Pension Plans"), which any NEO who had joined the Company prior to January 1, 2007 was able to participate in. The Pension Plans were frozen for all participants as of December 31, 2007. Based on their age and tenure with Ryder, Messrs. Sanchez, Diez, Sensing, Havens and Fatovic did not meet the eligibility requirements to continue accruing benefits under the Pension Plans, and, as such, their pension benefits were frozen. The Pension Plans are described under the heading "Pension Benefits" on page 49 of this proxy statement.
Health and Welfare Benefits. During 2024, our NEOs were eligible to participate in the following standard welfare benefit plans: medical, dental, vision and prescription coverage; Company-paid short- and long-term disability insurance; and paid vacation and holidays. In addition, the NEOs received the following additional welfare benefits which are not available to all salaried employees: (i) executive term life insurance coverage equal to three times the executive's current base salary (limited to an aggregate of $3 million in life insurance coverage under the policy) in lieu of the standard Company-paid term life insurance; and (ii) individual supplemental long-term disability insurance, which provides up to approximately $35,000 per month (subject to age, earnings, tenure, health and state of residence limitations) in additional coverage over the $8,000 per month maximum provided under our group long-term disability plan. We believe that these additional benefits are consistent with benefits provided to other similarly situated executives.
Perquisites. We provide a limited number of perquisites to our NEOs that we believe are related to the performance of their responsibilities. Annually, the Committee reviews the types and aggregate values of Ryder's perquisite program. We provide the following perquisites to all of our NEOs:
•$9,600 per year as an annual car allowance; and
•$6,800 per year ($11,800 for our CEO) that may be used to pay for community, business or social activities that may be related to the performance of the executive's duties, but which are not otherwise eligible for reimbursement as direct business expenses.
All perquisites are fully taxable to the NEOs and are not subject to any tax gross-ups.

SEVERANCE AND CHANGE OF CONTROL
All of our NEOs are eligible for certain severance benefits under individual severance agreements. These arrangements are described in more detail under the heading "Potential Payments Upon Termination or Change of Control" on page 51. Severance arrangements are intended to ensure that NEOs will act in the best interests of shareholders rather than avoiding transactions that could result in termination of employment. These arrangements also include certain restrictive covenants designed to prevent our NEOs from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period. Change of control arrangements are included in the severance agreements and are designed to preserve productivity, avoid disruption and prevent attrition during an actual or rumored change of control transaction.

NEO STOCK OWNERSHIP REQUIREMENTS
We encourage significant stock ownership by our NEOs to align the interests of our leadership team with those of our shareholders. We established stock ownership guidelines that require each NEO to own Ryder equity at least equal in value to a multiple of such NEO's salary within five years of appointment, as follows:

CEO	6x annual base salary
Other NEOs	3x annual base salary
For purposes of calculating stock ownership, vested shares and unvested time-based restricted stock rights are counted. Currently, each NEO meets these stock ownership requirements.

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Compensation Discussion and Analysis

PROHIBITIONS ON HEDGING AND PLEDGING
Ryder considers it improper for Board members, executive officers and certain other employees of the Company to engage in short-term or speculative transactions in the Company's securities. Ryder's Insider Trading Policy prohibits these individuals from engaging in hedging or monetization transactions, including zero-cost collars and forward sale contracts. In addition, Board members and executive officers are prohibited from holding the Company's securities in a margin account or otherwise pledging the Company's securities as collateral for a loan.

RECOUPMENT POLICIES
The Board of Directors has adopted a recoupment policy in accordance with the SEC's rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Executive Recoupment Policy"). Under the Executive Recoupment Policy, the Board of Directors must seek the recoupment or forfeiture of any erroneously awarded incentive-based compensation received by the Company's Section 16 officers in the event of a required accounting restatement of the Company's financial results. The Board of Directors has also adopted a recoupment policy pursuant to which the Compensation Committee may seek the recoupment or forfeiture of any erroneously awarded incentive-based compensation received by the Company's current or former officers, other than Section 16 officers, who engaged in fraud or other misconduct resulting in a required accounting restatement of the Company's financial results (the "Non-Executive Recoupment Policy," collectively with the Executive Recoupment Policy, the "Recoupment Policies").
The Recoupment Policies apply to all incentive-based compensation received by a covered officer during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement. In addition, under the terms of each NEO's severance agreement, the Company has the right to require the NEO to repay the full value of any severance payments received under certain scenarios, including if the Company subsequently discovers information that would have permitted the Company to terminate the NEO for Cause, as described under the heading "Potential Payments Upon Termination or Change of Control" on page 51.

TAX IMPLICATIONS
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company's "covered employees," which include our NEOs. While the Committee considers the deductibility of compensation as one of several factors in compensation decisions, the primary goals of our executive compensation programs are to attract, incentivize and retain key employees, as well as align pay with performance, and the Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

COMPENSATION RISKS
FW Cook assists the Committee with the risk assessment of the Company's compensation programs and policies, reviewing each significant element of the executive compensation programs. The Company also performed a risk assessment of the Company's non-executive plans as part of its ERM program, which is overseen by the Board as discussed under "Risk Management" on page 15 of this proxy statement. Based on these assessments, the Company concluded that our compensation policies and practices do not create risk that is reasonably likely to have a material adverse effect on Ryder. The assessments took into account that our compensation opportunities are intended to balance our near- and long-term strategic goals and encourage a focus on sustained, holistic company performance, and that our programs also incorporate risk mitigation policies such as caps on maximum payouts and recoupment policies.

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Compensation Committee Report on Executive Compensation and Executive Compensation

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board.

Michael F. Hilton (Chair)
Robert J. Eck
Luis P. Nieto, Jr.
E. Follin Smith
Dmitri L. Stockton

EXECUTIVE COMPENSATION
The following tables set forth information with respect to compensation for our NEOs.
A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the "Compensation Discussion and Analysis" section beginning on page 31 of this proxy statement.

SUMMARY COMPENSATION TABLE

Name	Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Robert E. Sanchez	Board Chair and CEO	2024	1,060,001	6,632,456	1,439,257	—	152,094	9,283,808
		2023	1,030,001	6,179,815	1,667,652	81,250	247,264	9,205,982
		2022	1,000,000	5,330,950	3,145,000	—	290,003	9,765,953
John J. Diez	Executive Vice President and CFO(5)	2024	705,001	2,346,779	563,084	—	101,801	3,716,665
		2023	683,001	2,574,922	650,489	15,495	132,230	4,056,137
		2022	663,000	2,152,795	1,226,550	—	175,747	4,218,092
J. Steven Sensing	President, Supply Chain Solutions and Dedicated Transportation Solutions	2024	705,002	2,244,721	614,831	—	105,477	3,670,031
		2023	683,001	2,162,838	655,475	30,035	122,511	3,653,860
		2022	663,000	2,050,341	1,220,915	—	140,484	4,074,740
Thomas M. Havens	President, Fleet Management Solutions	2024	650,000	2,244,721	522,470	—	98,904	3,516,095
		2023	630,001	1,853,844	618,219	26,727	126,315	3,255,106
		2022	600,001	1,537,699	1,137,360	—	151,603	3,426,663
Robert D. Fatovic	Executive Vice President, CLO and Corporate Secretary	2024	590,001	1,326,301	471,233	—	93,661	2,481,196
		2023	568,000	1,647,854	540,963	69,751	117,387	2,943,955
		2022	551,000	1,230,113	1,019,350	—	103,332	2,903,795

(1)
Awards granted in 2024
All 2024 TVRSR and PBRSR awards are represented in the "Stock Awards" column at grant date fair value, and in the case of PBRSRs at target performance. These values were determined in accordance with FASB ASC Topic 718. The 2024 TVRSRs vest ratably over a three-year period, subject to continued employment. The 2024 PBRSRs have a three-year performance period, can be earned from 0-200%, and are earned based on the following: ROE (a non-GAAP financial measure), free cash flow (a non-GAAP financial measure), and strategic revenue growth based on a three-year CAGR, each weighted equally (one-third) and based on a three-year average. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The following table presents the grant date value of the 2024, 2023 and 2022 PBRSRs at the target and maximum levels of performance:

Name	2024 PBRSRs Target ($)	2024 PBRSRs Maximum ($)	2023 PBRSRs Target ($)	2023 PBRSRs Maximum ($)	2022 PBRSRs Target ($)	2022 PBRSRs Maximum ($)
Robert E. Sanchez	4,032,509	8,065,018	3,779,865	7,559,730	3,251,002	6,502,005
John J. Diez	1,426,801	2,853,600	1,574,943	3,149,889	1,312,839	2,625,678
J. Steven Sensing	1,364,798	2,729,593	1,322,933	2,645,866	1,250,344	2,500,689
Thomas M. Havens	1,364,798	2,729,593	1,133,898	2,267,799	937,720	1,875,439
Robert D. Fatovic	806,405	1,612,810	1,007,945	2,015,888	750,159	1,500,321

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Executive Compensation

Calculation
As discussed above, the amounts in the "Stock Award" column are based on grant date fair value in accordance with applicable accounting guidance and consequently may not reflect the actual value that the NEO will recognize. For information regarding the assumptions made in calculating the amounts reflected in this column and the maximum payout for the award, see Note 18 to our consolidated financial statements included in our 2024 Annual Report.

(2)	Amounts consist of cash-based incentive compensation earned for the achievement of performance objectives approved by the Committee for the 2024, 2023 and 2022 AIP, as applicable.
(3)
Amounts reflect an estimate of the change in the actuarial present value of the accrued pension benefits under the Pension Plans for each NEO for the respective year. In 2024 and 2022, each NEO had a negative amount change in actuarial present value of his accumulated benefits under the Pension Plans, and such negative amount changes have been excluded from the Summary Compensation Table. In 2024, the amounts were as follows: Mr. Sanchez, ($5,841); Mr. Diez, ($4,411); Mr. Sensing, ($4,672); Mr. Havens, ($5,639); and Mr. Fatovic, ($3,634). In 2022, the amounts were as follows: Mr. Sanchez, ($306,274); Mr. Diez, ($73,395); Mr. Sensing, ($123,915); Mr. Havens, ($117,038); and Mr. Fatovic, ($257,330). Assumptions used to calculate these amounts are described under "Pension Benefits" on page 49 of this proxy statement. No NEO realized above-market or preferential earnings on deferred compensation.

(4)	Amounts in the "All Other Compensation" column for 2024 include the following payments or accruals for each NEO:

Name	Year	Employer Contributions to the 401(k) Plan(a) ($)	Employer Contributions to the DCP(a) ($)	Premiums Paid Under the Supplemental Long-Term Disability Insurance Plan ($)	Premiums Paid for Executive Life Insurance ($)	Charitable Awards Programs(b) ($)	Perquisites(c) ($)	Severance-Related Payments ($)
Robert E. Sanchez	2024	18,975	97,980	11,507	2,232	—	21,400	—
John J. Diez	2024	18,975	55,577	9,284	1,565	—	16,400	—
J. Steven Sensing	2024	18,975	55,851	12,686	1,565	—	16,400	—
Thomas M. Havens	2024	18,975	50,777	11,309	1,443	—	16,400	—
Robert D. Fatovic	2024	18,975	43,228	13,749	1,309	—	16,400	—

(a)
As described under "Pension Benefits" on page 49 of this proxy statement, our NEOs are not accruing benefits under the Pension Plans and instead receive employer contributions into their 401(k) Plan and DCP accounts. Since 2016, a portion of the employer contribution to the 401(k) Plan and the DCP are made in a lump sum after the end of the calendar year to which the contribution relates. The amounts presented reflect contributions made by the Company to the 401(k) Plan and the DCP during the calendar year reported.

(b)
NEOs are eligible to participate in our Matching Gifts to Education Program, which is available to all employees. As a member of our Board, Mr. Sanchez is eligible to participate in the program limited to a maximum benefit of $10,000 per year. See "Director Compensation" on page 57 of this proxy statement. NEOs other than the CEO are eligible to participate in the program limited to a maximum benefit of $1,000 per year.

(c)
As described under "Perquisites" on page 44 of this proxy statement, amounts include an annual car allowance and annual perquisite allowance. The value in this column reflects the aggregate incremental cost to Ryder for providing each perquisite to the NEO.

(5)	Mr. Diez was appointed President and COO, effective January 1, 2025.

2024 GRANTS OF PLAN-BASED AWARDS
The following table reflects the three types of plan-based awards granted to our NEOs in 2024 under our annual compensation program and our Amended & Restated 2019 Equity and Incentive Compensation Plan (the "Equity Plan"). The first row represents the range of payouts under the 2024 ACIAs, the second row represents the potential range of shares of common stock to be issued upon vesting of the PBRSRs granted under our 2024 LTIP, and the last row represents TVRSRs granted as part of our 2024 LTIP. No stock options were granted as part of our 2024 LTIP.

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Sanchez	ACIA		901,000	1,802,000	3,604,000
	PBRSR	2/9/2024				7,074	33,299	66,598		4,032,509
	TVRSR	2/9/2024							22,199	2,599,947
John J. Diez	ACIA		352,500	705,000	1,410,000
	PBRSR	2/9/2024				2,502	11,782	23,564		1,426,801
	TVRSR	2/9/2024							7,855	919,978
J. Steven Sensing	ACIA		352,500	705,000	1,410,000
	PBRSR	2/9/2024				2,394	11,270	22,540		1,364,798
	TVRSR	2/9/2024							7,513	879,923
Thomas M. Havens	ACIA		325,000	650,000	1,300,000
	PBRSR	2/9/2024				2,394	11,270	22,540		1,364,798
	TVRSR	2/9/2024							7,513	879,923
Robert D. Fatovic	ACIA		295,000	590,000	1,180,000
	PBRSR	2/9/2024				1,413	6,659	13,318		806,405
	TVRSR	2/9/2024							4,439	519,896

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Executive Compensation

(1)
For the ACIAs, the amounts reflect the potential payouts at threshold, target or maximum payout levels based on Company performance. The Committee has discretion to adjust amounts upwards or downwards based on consideration of qualitative factors. The Committee did not exercise such discretion in determining the earned 2024 ACIAs for our NEOs. The 2024 ACIAs as earned by our NEOs are discussed in further detail under the heading "2024 AIP Earned Amounts for NEOs" on page 37 of the Compensation Discussion and Analysis section.

(2)
These columns reflect the number of potential PBRSRs that can be earned under our 2024 LTIP at threshold, target and maximum performance if performance measures are ultimately attained. See further discussion under the heading "2024-2026 LTIP Grants" on page 39 of the Compensation Discussion and Analysis section.

(3)
Represents TVRSRs granted under our 2024 LTIP. The TVRSRs for all of the NEOs vest in three equal annual installments beginning on February 9, 2025. See further discussion under the heading "2024-2026 LTIP Grants" on page 39 of the Compensation Discussion and Analysis section.

(4)
The grant date fair value of the stock is determined in accordance with FASB ASC Topic 718 and represents the total amount that we will expense in our financial statements over the relevant vesting period. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 18 to our consolidated financial statements included in our 2024 Annual Report.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2024

Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
	Exercisable	Unexercisable
Robert E. Sanchez	122,935	—	55.32	02/09/2026	—		—	—		—
	104,390	—	76.49	02/09/2027	9,421	(2)	1,477,778	—		—
	77,407	—	74.72	02/21/2028	16,592	(3)	2,602,621	74,664	(5)	11,711,795
	73,259	—	57.92	02/08/2029	22,199	(4)	3,482,135	66,598	(6)	10,446,562
John J. Diez	17,430	—	55.32	02/09/2026	—		—	—		—
	24,190	—	76.49	02/09/2027	3,805	(2)	596,852	—		—
	17,936	—	74.72	02/21/2028	6,913	(3)	1,084,373	31,110	(5)	4,879,915
	16,185	—	57.92	02/08/2029	7,855	(4)	1,232,135	23,564	(6)	3,696,249
J. Steven Sensing	24,190	—	76.49	02/09/2027	3,624	(2)	568,461	—		—
	17,936	—	74.72	02/21/2028	5,807	(3)	910,886	26,132	(5)	4,099,066
	5,395	—	57.92	02/08/2029	7,513	(4)	1,178,489	22,540	(6)	3,535,624
Thomas M. Havens	—	—	—	—	2,718	(2)	426,345	—		—
	—	—	—	—	4,977	(3)	780,692	22,398	(5)	3,513,350
	—	—	—	—	7,513	(4)	1,178,489	22,540	(6)	3,535,624
Robert D. Fatovic	13,045	—	55.32	02/09/2026	—		—	—		—
	21,640	—	76.49	02/09/2027	2,174	(2)	341,014	—		—
	16,048	—	74.72	02/21/2028	4,424	(3)	693,949	19,910	(5)	3,123,083
	14,481	—	57.92	02/08/2029	4,439	(4)	696,302	13,318	(6)	2,089,061
(1)Based on a stock price of $156.86, which was the closing price of our common stock on December 31, 2024.
(2)Represents TVRSRs that were granted on February 11, 2022, and vested on February 11, 2025.
(3)Represents TVRSRs that were granted on February 10, 2023, and will vest ratably on February 10, 2025 and 2026, subject to continued service.
(4)Represents TVRSRs that were granted on February 9, 2024, and will vest ratably on February 9, 2025, 2026 and 2027, subject to continued service.
(5)Represents PBRSRs that were granted on February 10, 2023, and will vest based on performance, subject to continued service through the three-year performance period ending December 31, 2025. The 2023 PBRSRs have a three-year performance period and are earned based on the following: ROE (a non-GAAP financial measure), free cash flow (a non-GAAP financial measure), and strategic revenue growth based on a three-year CAGR, each weighted equally and based on a three-year average. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The 2023 PBRSRs can be earned from 0-200% and are represented in the column based on maximum performance.
(6)Represents PBRSRs that were granted on February 9, 2024, and will vest based on performance, subject to continued service through the three-year performance period ending December 31, 2026. The 2024 PBRSRs have a three-year performance period and are earned based on the following: ROE (a non-GAAP financial measure), free cash flow (a non-GAAP financial measure), and strategic revenue growth based on a three-year CAGR, each weighted equally and based on a three-year average. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The 2024 PBRSRs can be earned from 0-200% and are represented in the column based on maximum performance.

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Executive Compensation

2024 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
	(#)	($)	(#)	($)
Robert E. Sanchez	83,425	2,779,834	111,971	16,500,973
John J. Diez	13,000	431,405	44,793	6,612,921
J. Steven Sensing	11,920	388,834	42,428	6,271,156
Thomas M. Havens	—	—	31,765	4,696,103
Robert D. Fatovic	29,835	1,996,342	26,008	3,827,352

(1)
These columns reflect previously awarded TVRSRs that vested during 2024 and PBRSRs that vested upon completion of the three-year performance period ended December 31, 2024. The PBRSRs were settled in February 2025.

(2)	Calculated based on the difference between the market price of Ryder common stock at time of transaction and the exercise price of the option.
(3)	Includes shares that were withheld by Ryder to cover tax withholdings on the TVRSRs and PBRSRs that vested during 2024.
(4)	Calculated based on the closing market price of Ryder common stock on the vesting date.

PENSION BENEFITS
We maintain legacy Pension Plans for regular full-time employees other than those employees who are covered by plans administered by labor unions and certain other non-exempt employees. Effective December 31, 2007, the Pension Plans were frozen for all plan participants other than those who were eligible to continue to participate (based on age and tenure) and elected to do so. As a result, for those employees who were not eligible, or did not elect, to continue to participate, benefits ceased accruing as of such date. All retirement benefits earned and accrued as of December 31, 2007 are fully preserved, continue to be subject to the applicable vesting schedule, and will be paid in accordance with the plans and applicable legal requirements. No employees hired or rehired after January 1, 2007 are eligible to participate in the Pension Plans. Effective January 1, 2008, employees who were no longer eligible to continue to earn benefits in the Retirement Plan were automatically transitioned to an enhanced 401(k) plan and a non-elective deferred compensation plan (if eligible) for their retirement benefits. Effective December 31, 2020, the Pension Plans were frozen for all plan participants who were eligible to continue to participate effective December 31, 2007 (based on age and tenure) and elected to do so, except pursuant to certain collective bargaining agreements.
The 401(k) Plan provides that all salaried and certain hourly employees hired or rehired prior to January 1, 2016 will receive: (i) a Company contribution equal to 3% of eligible pay, subject to a vesting schedule; and (ii) a 50% Company match of employee contributions of up to 5% of eligible pay, subject in each case to Internal Revenue Service ("IRS") limits. Employees hired or rehired on or after January 1, 2016 will receive a 50% Company match of employee contributions of up to 6% of eligible pay, subject to IRS limits. Our DCP provides for Company contributions in excess of the applicable IRS limitations under the 401(k) Plan. Employees eligible for Ryder contribution enhancements in the 401(k) Plan are also eligible for the enhancements in the DCP, provided they meet the eligibility requirements under the DCP.
Based on their age and tenure with Ryder, Messrs. Sanchez, Diez, Sensing, Havens and Fatovic did not meet the eligibility requirements to continue accruing benefits under the Pension Plans, and, as such, their pension benefits were frozen and each is now entitled to the enhanced benefits under the 401(k) Plan and DCP.
Benefits payable under the Retirement Plan are based on an employee's career earnings with us and our subsidiaries. At the normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45% of the first $15,600 of total compensation received during each calendar year that the employee is eligible to participate in the plan, plus 1.85% of the excess over $15,600. Elements of compensation considered in applying the payment and benefits formula include, to the extent applicable: eligible salary, annual cash incentive award, overtime, vacation and commission.
Retirement Plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65. If a participant is over age 55 and has more than ten years of continuous credited service, the participant is eligible to retire with an unreduced benefit at age 62. As of December 31, 2024, Messrs. Sanchez, Sensing, Havens and Fatovic are eligible for an unreduced retirement benefit. In the event of a change of control, all participants will be fully vested, and the term "accrued benefit" will include the value of early retirement benefits for any participant age 45 or older or with ten or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

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Executive Compensation

The Benefit Restoration Plan pays participants whose benefits are reduced due to IRS maximum annual limitations on benefits under pension plans an amount equaling the additional amount of benefit the participant would be entitled to receive under the Benefit Restoration Plan without such limitation.
The following table sets forth the present value of the accumulated benefits for the NEOs assuming they retire at the unreduced early retirement age of 62 and have ten years of continuous service, and using interest rate and mortality rate assumptions consistent with those used in our financial statements. For information regarding interest rate and mortality rate assumptions, see the section entitled "Employee Benefit Plans" in Note 19 to our consolidated financial statements, included in our 2024 Annual Report. None of our NEOs received any payments under the Pension Plans in 2024.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert E. Sanchez	Retirement Plan (Frozen)	32	431,571
	Benefit Restoration Plan (Frozen)	32	401,852
John J. Diez	Retirement Plan (Frozen)	23	126,070
	Benefit Restoration Plan (Frozen)	23	6,727
J. Steven Sensing	Retirement Plan (Frozen)	32	279,549
	Benefit Restoration Plan (Frozen)	32	8,662
Thomas M. Havens	Retirement Plan (Frozen)	31	229,771
	Benefit Restoration Plan (Frozen)	31	14,949
Robert D. Fatovic	Retirement Plan (Frozen)	30	382,918
	Benefit Restoration Plan (Frozen)	30	343,348

2024 NONQUALIFIED DEFERRED COMPENSATION
We maintain a DCP for certain employees, including our NEOs, pursuant to which participants may elect to defer up to 100% of their cash compensation (base salary, commissions and annual cash incentive award) after legally required deductions. The election must take place during an open enrollment period prior to the beginning of the fiscal year to which the election relates. Any deferred amounts are part of our general assets and are credited with hypothetical earnings based on several hypothetical investment options selected by the employee. The compensation may be deferred until the earlier to occur of a fixed date or separation of employment, and is payable in a lump sum or in installments for a period ranging from two to fifteen years, as elected in advance by the employee. Upon a change of control, all deferred amounts will be paid immediately in a lump sum. Our current DCP does not provide for above-market or preferential earnings. As described above under "Pension Benefits," in 2024, Messrs. Sanchez, Diez, Sensing, Havens and Fatovic were not eligible to continue accruing benefits under the Pension Plans. Where IRS limitations prevented the Company from making a match on savings in the 401(k) Plan at the same percentage that other employees receive, the Company deposited a match into such NEOs' deferred compensation account. A description of these benefits is included under "Pension Benefits" above. None of our NEOs received any distributions under the DCP in 2024.

	Executive Contributions in Last Fiscal Year	Employer Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Balance at Last Fiscal Year End(3)
Name	($)	($)	($)	($)
Robert E. Sanchez	53,000	97,980	1,491,852	9,772,271
John J. Diez	65,049	55,577	498,290	2,369,110
J. Steven Sensing	56,400	55,851	363,925	2,436,197
Thomas M. Havens	95,911	50,777	173,026	1,625,665
Robert D. Fatovic	237,518	43,228	829,699	6,067,553

(1)	All amounts reflected in this column were reported as compensation to the NEOs in our Summary Compensation Table for 2024.
(2)
Aggregate earnings on deferred compensation included in this column were not reported as compensation to the NEOs in our Summary Compensation Table for 2024 because no NEO received above market or preferential earnings on deferred compensation.

(3)
The following amounts were previously reported as compensation to the NEOs in the Summary Compensation Table for years prior to 2024: for Mr. Sanchez, $3,990,619; for Mr. Diez, $1,138,832; for Mr. Sensing, $1,089,271; for Mr. Havens, $399,243; and for Mr. Fatovic, $1,948,270.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The severance benefits for executive leadership team members, including each of the NEOs, are provided under individual severance agreements. The severance benefits for all other officers are provided under Ryder's Executive Severance Plan.
Voluntary Termination and Termination for Cause
In the event an NEO voluntarily terminates their employment with us, or is terminated for Cause (as defined below), the NEO will not be entitled to receive any severance payments under the terms of the NEO's severance agreement. The NEO will retain any accrued compensation and benefits to the extent vested.
In the event of voluntary termination, all unvested equity awards will be canceled, and the NEO will have 90 days from the date of termination to exercise any vested stock options. In the event of termination for Cause, all stock options, vested and unvested, will be canceled, and with respect to TVRSRs and PBRSRs, the Company will have the right to reclaim any shares delivered to the NEO within the one-year period before the date of the NEO's termination, or to the extent the NEO has transferred such shares, the equivalent after-tax value thereof in cash. Additionally, with respect to PBRSRs, if the NEO remains employed through the end of the relevant performance period but is subsequently terminated for Cause, the right to any undelivered shares pursuant to such PBRSR will be forfeited.
Termination for Death, Disability or Retirement
Cash and Benefits. In the event an NEO retires, he will be entitled to receive any accrued compensation and benefits to the extent such benefits have vested, including under our Pension Plans, as described under the heading "Pension Benefits." In the event of death, the NEO's beneficiaries will receive benefits under the executive life insurance policies we maintain on their behalf. These benefits are equal to three times the NEO's current base salary, up to an aggregate of $3.0 million. In addition, welfare benefits (health, dental, vision and prescription) are extended for 60 days for covered beneficiaries, the total cost of which would range from approximately $2,522 to $2,838, depending on the NEO's coverage and number of covered family members. In the event of disability, the NEO would be entitled to any amounts paid under our disability insurance policies, including the supplemental long-term disability insurance we maintain for executive officers (as described under "Retirement and Welfare Benefits and Perquisites" on page 44). Upon death or disability, the NEO (or their beneficiary) would also be entitled to a pro-rata payment under our AIP.
Stock Options. Upon death or retirement, any vested stock options will remain exercisable for the remainder of the term of the option, and any unvested stock options will be canceled. Upon disability, any vested stock options will remain exercisable for the remainder of the term of the option, and any unvested stock options will continue to vest for a period of three years following disability. As of December 31, 2024, all option awards have fully vested.
TVRSRs and PBRSRs. Upon death or disability, any unvested TVRSRs will immediately vest and the underlying common stock will be distributed to the executive (or their beneficiary, in the event of death). Upon retirement, a pro-rata portion of any unvested TVRSRs will vest and will be distributed to the executive on the next applicable vesting date, unless the executive satisfies certain conditions (including notice and non-compete restrictions), in which case any unvested TVRSRs will continue to vest and be distributed over the remaining vesting period. In the case of PBRSRs, subject to achievement of the corresponding performance conditions, a pro-rata portion of the PBRSRs will vest and the underlying common stock will be distributed to the executive (or their beneficiary, in the event of death) when distribution to all other participants occurs. The fair market value of the PBRSRs (assuming actual performance) and the pro-rata number of TVRSRs (assuming the executive did not satisfy the additional conditions) that the executive would have been provided had the death, disability or retirement occurred on December 31, 2024, is as follows: Mr. Sanchez, $26,534,752; Mr. Diez, $10,598,873; Mr. Sensing, $9,742,732; Mr. Havens, $7,955,940; and Mr. Fatovic, $6,264,675.
Involuntary Termination Without Cause and In Connection With a Change of Control
As defined and described below, NEOs are entitled to certain severance benefits (i) upon termination of employment without Cause, and (ii) upon termination of employment without Cause or for Good Reason (each a "Qualifying Termination") within the 24 months following, or the 12 months preceding, a Change of Control.
Key Defined Terms. The following key terms are defined in the NEO severance agreements:
▶ "Cause" generally means an act of fraud, misappropriation or embezzlement; conviction of any felony or of a misdemeanor involving moral turpitude or dishonesty; willful failure to report to work for more than 30 days or to perform duties; and material breach of certain restrictive covenants including, for example, non-compete and non-solicitation provisions. Any other activity that would constitute grounds for termination for cause by the Company,

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including for example material violations of the Company's Principles of Business Conduct, is included in the definition of Cause, though not for purposes of providing severance upon a Change of Control.
▶ "Change of Control" generally means the acquisition of 30% or more of the combined voting power of our common stock; a majority change in the composition of our Board; any reorganization, merger or consolidation that results in more than a 50% change in the share ownership of our common stock, the acquisition of 30% or more of the voting power of our common stock by one person, or a majority change in the composition of the Board; our liquidation or dissolution; or a sale of substantially all of our assets.
▶ "Good Reason" applies within two years following a Change of Control (or in certain circumstances, within the 12 months preceding the Change of Control) and generally means a material reduction in compensation opportunities; transferring the NEO more than 50 miles; failure to obtain a successor's agreement to honor the NEO severance agreement; failure to pay certain Change of Control severance benefits into a trust; or any material and adverse change in position, duties, responsibilities or reporting relationship (but does not include a change in title).
Cash. The NEO will receive cash severance as follows:

Involuntary Termination Without Cause:	Qualifying Termination following Change of Control:
•Salary continuation for the applicable severance period (30 months for the CEO, and 18 months for all other NEOs);	•Lump sum payment equal to the NEO's eligible base salary on the date of termination times the applicable salary multiple (3x for the CEO, and 2x for all other NEOs);
•Lump sum payment equal to pro-rata award under the applicable ACIA based on actual performance; and	•Lump sum payment equal to pro-rata target award under the applicable ACIA; and
•Severance payment equal to 2.5x for the CEO and 1.5x for all other NEOs of the average amounts actually paid to the NEO under the ACIA for the three-year period preceding the year of termination.
•Annual cash incentive award equal to the target ACIA amount (based on the NEO's base salary on the date of termination) for the relevant period times the applicable ACIA multiple (3x for the CEO, and 2x for all other NEOs).

Also upon a termination without Cause, or if the NEO terminates his or her employment for Good Reason, in each case within 24 months after a Change of Control, the NEO is entitled to immediate vesting and payment of any deferred compensation amounts, immediate payment of any accrued benefits under our Benefit Restoration Plan, and any additional benefits under our Retirement Plan (as previously described under "Pension Benefits" on page 49).
Equity Awards. Upon an involuntary termination without Cause, (i) an NEO's vested stock options are exercisable until 90 days after the end of the relevant Severance Period (which is a period of one and one-half years (two and one-half years for the CEO), and two years (three years for the CEO) upon termination following a Change of Control), and then any unvested stock options are canceled, and (ii) all unvested TVRSRs and PBRSRs (whether or not earned) will be forfeited. Upon a Change of Control, our Equity Plan provides for double-trigger accelerated vesting of all outstanding awards.
Restrictive Covenants and Other Provisions. The NEO severance agreements contain standard confidentiality, non-competition, non-solicitation, non-disparagement and release provisions that are applicable to all termination scenarios described above. The duration of the restriction on non-competition and non-solicitation covenants remains in effect for the longer of (i) 12 months following the NEO's termination date or (ii) any applicable Severance Period. The restrictions on confidentiality and non-disparagement remain in effect indefinitely. The NEO must execute the release and abide by all restrictions in order to receive all applicable payments and benefits. Such agreements also provide that Ryder will reduce (but not below zero) the aggregate present value of the payments under the agreement to an amount that would not cause any payment to be subject to the excise tax under Section 4999 of the Internal Revenue Code, if reducing the payments under the agreement would provide the executive with a greater net after-tax amount than would be the case if no reduction was made.
In the event of any termination, the NEO will also be entitled to:
•Continuation of all medical, dental, prescription and vision insurance plans and programs until the earlier of the end of the applicable Severance Period, if any, the date COBRA continuation coverage is canceled, or the date the NEO is eligible to receive benefits from another employer;
•Continuation of executive life and supplemental disability insurance until the end of any relevant Severance Period; and
•Outplacement services under a Company-sponsored program until the earlier of (i) 24 months after the NEO's termination date (36 months for the CEO); (ii) the date on which the NEO obtains another full-time job; (iii) the date on which the NEO becomes self-employed; or (iv) the date on which the NEO (other than the CEO) has received all services or benefits due under the applicable program.

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Estimated Severance and Change of Control Severance Benefits as of December 31, 2024
The estimated payments and benefits that would be provided to each NEO as a result of involuntary termination without Cause or the occurrence of a Change of Control under our NEO severance agreements are set forth in the table below. Calculations for this table are based on: (i) the triggering event taking place on December 31, 2024; and (ii) a common stock price of $156.86, the closing price on December 31, 2024.

		Triggering Event
Name	Compensation Components	Involuntary Termination without Cause ($)	Change of Control with Qualifying Termination ($)
Robert E. Sanchez	Cash Severance(1)	10,536,867	10,025,257
	Intrinsic Value of Equity(2)	—	27,015,213
	Retirement Benefits(3)	—	—
	Welfare Benefits(4)	105,217	126,260
	Outplacement(5)	105,000	105,000
	Total Benefit to Employee	10,747,084	37,271,730
John J. Diez	Cash Severance(1)	3,174,745	3,383,084
	Intrinsic Value of Equity(2)	—	10,406,562
	Retirement Benefits(3)	—	3,503
	Welfare Benefits(4)	54,279	72,372
	Outplacement(5)	70,000	70,000
	Total Benefit to Employee	3,299,024	13,935,521
J. Steven Sensing	Cash Severance(1)	3,064,649	3,434,831
	Intrinsic Value of Equity(2)	—	9,353,719
	Retirement Benefits(3)	—	2,387
	Welfare Benefits(4)	64,220	85,627
	Outplacement(5)	70,000	70,000
	Total Benefit to Employee	3,198,869	12,946,564
Thomas M. Havens	Cash Severance(1)	2,807,903	3,122,470
	Intrinsic Value of Equity(2)	—	8,595,614
	Retirement Benefits(3)	—	5,554
	Welfare Benefits(4)	61,971	82,628
	Outplacement(5)	70,000	70,000
	Total Benefit to Employee	2,939,874	11,876,266
Robert D. Fatovic	Cash Severance(1)	2,546,789	2,831,233
	Intrinsic Value of Equity(2)	—	6,269,068
	Retirement Benefits(3)	—	—
	Welfare Benefits(4)	65,429	87,239
	Outplacement(5)	70,000	70,000
	Total Benefit to Employee	2,682,218	9,257,540

(1)
Cash severance includes: (i) base salary; (ii) pro-rata cash payment under the annual cash incentive awards; and (iii) in the case of involuntary termination without Cause, a payment equal to a multiple of the average payout amounts under the ACIA for the previous three years, or in the event of termination in connection with a Change of Control, a payment equal to a multiple of the target ACIA. In the event of involuntary termination without Cause, base salary is paid over time in accordance with usual payroll practices, and the ACIA is paid in a lump sum shortly after termination. In the event of termination in connection with a Change of Control, all payments are made in a lump sum shortly after termination. Timing and payment of cash severance is subject in all respects to Section 409A of the Internal Revenue Code. All of the NEOs are subject to a "best payments" provision in the event their Change in Control payments exceed their 280G limit. The best payments provision automatically reduces their benefits to their 280G limit in the event the reduction would result in a greater net after-tax payment to the NEO. The best payments provision is not reflected in the amounts reported here.

(2)
Upon a Change of Control, the intrinsic value of equity reflects the intrinsic value of the accelerated equity. In each case, the amounts are calculated using the closing price of our common stock on December 31, 2024, which was $156.86, and includes stock options, restricted stock and PBRSRs.

(3)
This reflects the change in value resulting from the acceleration of the vesting of the Benefit Restoration Plan in the event of a Change of Control (whether or not there is a termination of employment), plus, in the event of a termination in connection with a Change of Control, the value of the early retirement subsidy in our Retirement Plan. Assumed retirement age is the later of age 55 or the executive's age on December 31, 2024. See "Pension Benefits" on page 49 of this proxy statement for more information.

(4)
Amounts are based on the current cost to us of reimbursing the NEO for the premiums paid for their current health, dental, vision and prescription insurance coverage during the severance period, as described above. The reimbursement is included in the earnings of the NEO and subject to all applicable taxes.

(5)	Amounts reflect the cost of outplacement services provided under a Company-sponsored program.

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Executive Compensation

PAY VERSUS PERFORMANCE
This section provides information regarding the relationship between "compensation actually paid" to our principal executive officer ("PEO") and Non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K (the "Pay Versus Performance Rules") and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.
Pay Versus Performance Table

Year	SCT Total for PEO	Compensation Actually Paid to PEO(1)(3)		Average SCT Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs(2)(3)		Value of Initial Fixed $100 on Dec. 31, 2019 Investment Based on:		Net Income (in millions)	Comparable EBITDA(6) (in millions)
							TSR(4)	Peer Group TSR(5)
	($)	($)		($)	($)				($)	($)
(a)	(b)	(c)		(d)	(e)		(f)	(g)	(h)	(i)
2024	9,283,808	23,502,337		3,345,997	7,889,135		341	156	489	2,776
2023	9,205,982	20,550,114		3,477,265	7,287,519		245	154	406	2,665
2022	9,765,953	14,994,241	(7)	3,655,823	5,320,731	(7)	173	128	867	2,722
2021	8,817,637	24,319,077	(7)	2,963,796	4,139,462	(7)	166	155	519	2,433
2020	8,106,836	15,576,769	(7)	3,412,518	5,992,549	(7)	120	117	(122)	2,258
(1)    The PEO in all five reporting years was Mr. Sanchez, our Board Chair and CEO. The table below shows the additions and deductions to calculate Compensation Actually Paid for our PEO in each fiscal year:

Year	Reported SCT Total for PEO	Value of Stock Awards from SCT	Reported Change in Pension Value and Nonqualified Deferred Compensation Earnings from SCT	Equity Award Adjustments									Compensation Actually Paid to PEO
				Year-End Fair Value of Equity Awards Granted in the Applicable Year that are Unvested as of the end of the Applicable Year		Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested in the Year		Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year		Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation
	($)	($)	($)	($)		($)		($)		($)	($)		($)
2024	9,283,808	(6,632,456)	—	12,993,178		3,821,584		3,292,616		—	743,607		23,502,337
2023	9,205,982	(6,179,815)	(81,250)	10,061,977		3,835,489		2,972,998		—	734,733		20,550,114
2022	9,765,953	(5,330,950)	—	9,499,134		389,705	(7)	(299,238)	(7)	—	969,637	(7)	14,994,241	(7)
2021	8,817,637	(4,696,570)	—	9,282,482	(7)	5,147,217	(7)	4,626,892	(7)	—	1,141,419	(7)	24,319,077	(7)
2020	8,106,836	(4,299,705)	(150,916)	12,967,771	(7)	(613,221)	(7)	(785,657)	(7)	—	351,661	(7)	15,576,769	(7)
(2)    The non-PEO NEOs reflected in columns (d) and (e) represent the following individuals: Messrs. Diez, Sensing, Havens and Fatovic in 2024, 2023 and 2022; Messrs. Diez, Parker, Sensing, Havens and Fatovic in 2021; and Messrs. Diez, Parker, Sensing and Fatovic in 2020. The table below shows the additions and deductions to calculate the average Compensation Actually Paid to our non-PEO NEOs in each fiscal year:

Year	Reported Average SCT Total for non-PEO NEOs	Average Value of Stock Award from SCT	Average Reported Change in Pension Value and Nonqualified Deferred Compensation Earnings from SCT	Average Equity Award Adjustments									Average Compensation Actually Paid to non-PEO NEOs
				Year-End Fair Value of Equity Awards Granted in the Applicable Year that are Unvested as of the end of the Applicable Year		Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested in the Year		Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year		Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation
	($)	($)	($)	($)		($)		($)		($)	($)		($)
2024	3,345,997	(2,040,631)	—	3,997,644		1,271,297		1,074,878		—	239,950		7,889,135
2023	3,477,265	(2,059,865)	(35,502)	3,353,924		1,241,006		1,061,797		—	248,894		7,287,519
2022	3,655,823	(1,742,737)	—	3,105,337		123,317	(7)	(97,502)	(7)	—	276,493	(7)	5,320,731	(7)
2021	2,963,796	(1,580,708)	—	2,173,633	(7)	1,056,635	(7)	729,398	(7)	(1,422,825) (7)	219,533	(7)	4,139,462	(7)
2020	3,412,518	(1,593,623)	(55,462)	4,418,770	(7)	29,617	(7)	(365,597)	(7)	—	146,326	(7)	5,992,549	(7)
(3)    For performance share awards, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end fair values used in the Compensation Actually Paid calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end date. For option awards, updated market input assumptions (stock price, risk free interest rate, volatility, expected term and future dividend yield expectations) have been used to determine the fair values of outstanding awards as of the identified vesting dates and the relevant fiscal year-end dates using the Black-Scholes-Merton option pricing model.
(4)    Calculated in the same manner, with the same peer group, as required under Item 201(e) of Regulation S-K, measuring the period from the market close on the last trading day before the earliest fiscal year in the table through and including the end of the fiscal year for which cumulative TSR is calculated.

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(5)    Amount is calculated using the market capitalization of each company in the Peer Group TSR, at the beginning of each requisite period. The Peer Group TSR represents the Dow Jones Transportation 20 Index as presented in "Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" on page 22 of our 2024 Annual Report.
(6)    Comparable EBITDA, a non-GAAP financial measure, is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (i) non-operating pension costs, net, and (ii) any other items that are not representative of our business operations (these are the same items that are excluded from comparable earnings measures for the relevant periods), and then adjusted further for (a) interest expense, (b) income taxes, (c) depreciation, (d) used vehicle sales results and (e) amortization. The comparable EBITDA amount shown in the table reflects Company-wide results. In 2023, for compensation purposes, the Committee determined to exclude (i) the higher than expected comparable EBITDA benefit from an asset impairment charge related to a customer bankruptcy from the comparable EBITDA results of RSI and SCS, and (ii) the acquisition of IFS Holdings, LLC (acquired in November 2023 for approximately $255 million) from the comparable EBITDA and operating revenue results of RSI and SCS. As such, the total amount of comparable EBITDA used for 2023 compensation purposes was $2,645 billion. In 2021, for compensation purposes, the Committee determined to exclude the acquisition of Midwest Warehouse & Distribution System (acquired in November 2021 for approximately $284 million) from comparable EBITDA 2021 results. As such, the total amount of comparable EBITDA used for 2021 compensation purposes was $2,429 billion. For a reconciliation of the non-GAAP financial measure to the most comparable GAAP measure, as well as the reasons why management believes the measure is useful to shareholders, refer to the "Non-GAAP Financial Measures" on page 42 of our 2024 Annual Report.
(7)    Reflects amended amounts correcting an error in the Company's annual proxy statement for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, which overstated (for fiscal years 2022 and 2020) and understated (for fiscal year 2021) the underlying amount used for the fair value of equity awards that were granted. The amounts previously reported in the Pay Versus Performance table above, as well as the corresponding tables showing the additions and deductions used to calculate Compensation Actually Paid to PEO and Average Compensation Actually Paid to non-PEO NEOs, have been corrected to reflect the following:
•For the "Compensation Actually Paid to PEO" column that appears in the Pay Versus Performance table and the corresponding table showing the additions and deductions used to calculate Compensation Actually Paid to PEO: the amended amounts are $14,994,241, $24,319,077 and $15,576,769, in 2022, 2021 and 2020, respectively, compared to $16,096,527, $22,693,300 and $16,422,956, in 2022, 2021 and 2020, respectively, that were reported in the Company's annual proxy statement for the fiscal year ended December 31, 2022.
•For the "Average Compensation Actually Paid to non-PEO NEOs" column that appears in the Pay Versus Performance table and the corresponding table showing the additions and deductions used to calculate Average Compensation Actually Paid to non-PEO NEOs: the amended amounts are $5,320,731, $4,139,462 and $5,992,549, in 2022, 2021 and 2020, respectively, compared to $5,569,923, $3,806,715 and $6,209,380, in 2022, 2021 and 2020, respectively, that were reported in the Company's annual proxy statement for the fiscal year ended December 31, 2022.

Financial Performance Measures. In accordance with the Pay Versus Performance Rules, the following table lists the most important financial performance measures used in 2024 to link "compensation actually paid" to PEO and non-PEO NEOs to Company performance, as further described in our Compensation Discussion & Analysis on the pages noted below.

Financial Performance Measures	Page
ROE	38
Free Cash Flow	38
Strategic Revenue Growth	38
Comparable EBITDA	35

Relationship Between "Compensation Actually Paid" and Financial Performance Measures. The charts below show the relationship between "compensation actually paid" to PEO and non-PEO NEOs with Company and Peer Group TSR, and with Net Income and Comparable EBITDA, as reported in the Pay Versus Performance table above for fiscal years 2020 to 2024.

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Executive Compensation

PAY RATIO
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to that of Robert E. Sanchez, our Board Chair and CEO.
The 2024 annual total compensation of the median employee identified by the Company (as described below) was $55,208, and the 2024 annual total compensation of our CEO (as described on page 46 in the SCT) was $9,283,808. Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 168 to 1.
To identify the median employee, we began with our employee population (comprising both full-time and part-time employees) as of December 31, 2024, which consisted of 51,084 individuals (excluding our CEO), with 86% of employees located in the United States and 14% located outside of the United States. For information on our employee population, refer to Item 1, Business, in our 2024 Annual Report.
We then identified the median employee using total cash compensation for this population for the 12-month period ending December 31, 2024, comprising (1) base pay; (2) actual annual bonus; (3) commissions; and (4) other cash payments, including car allowance, perquisites, tuition reimbursement and an executive allowance, as applicable. We did not annualize compensation for any employee, including employees that were not employed by us for all of 2024.
After identifying the median employee as a full-time, salaried employee located in the United States, we calculated this employee's 2024 annual total compensation based on the SCT rules used for our NEOs.

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Director Compensation

DIRECTOR COMPENSATION
Description of Director Compensation Program
The key objectives of our director compensation program are to attract and retain high-quality board members and to align their interests with the long-term interests of our shareholders. Directors who are employees receive no compensation or benefits for service on the Board other than the right to participate in our Matching Gifts to Education Program at the Board level.

Our non-employee directors received the following compensation during 2024:
▶	An annual Board retainer of $115,000, paid in four installments in January, April, July and October;
▶	An annual grant of $180,000 in restricted stock units ("RSUs"), made on the date of our Annual Meeting of Shareholders;
▶	A Board or committee meeting attendance fee of $1,000 for each additional Board or committee meeting attended in excess of eight Board meetings or eight committee meetings, payable in December;
▶	A committee chair retainer, payable in May, to each of the Chairs of the Finance, Compensation and Governance Committees ($20,000) and the Audit Committee ($25,000); and
▶	An annual retainer of $30,000 to the Board's Lead Independent Director, payable in May.
The number of RSUs granted is based on the closing price of Ryder common stock on the date of the grant. The first RSU grant received upon joining the Board vests after the director's first year of service. Thereafter, RSUs vest and are settled upon grant unless the director elects to defer settlement. Directors may not sell any shares of common stock unless they have satisfied the director stock ownership requirements explained on page 58. RSUs granted during a director's initial year of service, or RSUs deferred until on or after separation from the Board, will receive dividend equivalents which will be reinvested through our dividend reinvestment program. Shares delivered in respect of RSUs will receive dividends upon terms consistent with all other shareholders. Upon the occurrence of a change in control, as defined in the relevant plan documents, all outstanding RSUs will be settled.
Directors are given the option to receive all or any portion of their annual Board retainer in Ryder common stock. As part of our deferred compensation plan, directors also have the option of deferring receipt of their annual Board retainers and excess meeting fees. We do not pay above-market or preferential earnings on compensation deferred by directors. Directors are not eligible to participate in our Pension Plans or 401(k) Plan.
We maintain a legacy Directors' Charitable Awards Program pursuant to which each director who was elected prior to January 1, 2005 may designate up to two charitable organizations to which we will contribute an aggregate of $500,000 in ten annual installments in the director's name following the director's death. The program is currently funded with the proceeds of insurance policies, and the directors obtain no personal financial benefits from the program. One of our directors, Ms. A. Smith, was elected prior to January 1, 2005, and currently participates in the program. Directors may also participate in our Matching Gifts to Education Program, under which we match a director's contributions to eligible educational institutions up to a maximum of $10,000 per year.
The Compensation Committee conducts a comprehensive review and evaluation of the compensation for our non-employee directors annually, including a compensation pay analysis by FW Cook. The Committee approved the following changes to non-employee director compensation in 2024: (i) a $5,000 increase to the annual cash retainer, prorated for the July and October 2024 installments; and (ii) a $5,000 increase to the equity retainer payable in RSUs. These increases are reflected above in the description of compensation for non-employee directors in 2024.

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Director Compensation

2024 DIRECTOR COMPENSATION
The table below sets forth the total compensation received by our non-employee Board members in 2024. The amounts in the "Stock Awards" column below represent the aggregate grant date fair value, computed in accordance with the accounting guidance for stock compensation, of (1) RSUs granted to the directors in 2024 and (2) RSUs awarded as dividend equivalents in 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Robert J. Eck	162,500	280,221	10,000	452,721
Robert A. Hagemann	113,500	254,871	—	368,371
Michael F. Hilton	132,500	272,251	—	404,751
Tamara L. Lundgren	113,500	215,417	—	328,917
Luis P. Nieto, Jr.	112,500	267,141	10,000	389,641
David G. Nord	—	405,944	10,000	415,944
Abbie J. Smith	120,385	316,853	—	437,238
E. Follin Smith	112,500	279,063	10,000	401,563
Dmitri L. Stockton	125,615	239,743	10,000	375,358
Charles M. Swoboda	—	309,032	—	309,032

(1)
Includes an annual Board retainer of $112,500, which reflects the $5,000 increase prorated for the July and October 2024 installment payments, as well as committee chair fees, as follows: Mr. Eck, $20,000; Mr. Hilton, $20,000; Mr. Stockton, $13,115; Ms. A. Smith, $6,885; Lead Independent Director fee for Mr. Eck of $30,000; and excess meeting fees paid as follows: Mr. Hagemann, $1,000; Ms. Lundgren, $1,000; and Ms. A. Smith, $1,000.

(2)
Represents the aggregate value of stock awards granted in 2024, valued at their respective grant dates in accordance with FASB ASC Topic 718. For 2024, Mr. Nord and Mr. Swoboda each elected to receive 100% of their compensation in stock. Therefore, their stock awards include the annual Board retainer of $112,500 and additional meeting fees of $1,000, and for Mr. Nord the committee chair fee of $25,000. The table below sets forth each director's outstanding stock awards as of December 31, 2024, as a result of the director's election to defer settlement and accrued dividends. These shares are fully vested but not yet delivered:

Name	Outstanding Stock Awards
Robert J. Eck	33,924
Robert A. Hagemann	26,057
Michael F. Hilton	31,168
Tamara L. Lundgren	11,887
Luis P. Nieto, Jr.	29,225
David G. Nord	29,927
Abbie J. Smith	49,602
E. Follin Smith	33,801
Dmitri L. Stockton	20,341
Charles M. Swoboda	5,976

(3)	Reflects benefits under the Company's Matching Gifts to Education Program, as described above on page 57.
Director Stock Ownership Requirements
To further align the interests of our directors and shareholders, our directors are expected to own Ryder common stock or common stock equivalents (including any vested or unvested RSUs) pursuant to stock ownership requirements. The stock ownership requirement for each director is six times the Board retainer, based on a five-year rolling average stock price. The ownership requirements must be proportionately satisfied within five years of the director's election to the Board. As of December 31, 2024, all directors were in compliance with these stock ownership requirements.

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Advisory Vote on Executive Compensation (Proposal 3)

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing shareholders with an advisory vote on executive compensation, or Say on Pay, as required pursuant to the Dodd-Frank Act.
The Say-on-Pay vote is a non-binding vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis section beginning on page 31, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement. The Dodd-Frank Act requires us to hold the Say-on-Pay vote at least once every three years. Following the recommendation of our shareholders at our 2023 Annual Meeting of Shareholders, our Board has chosen to continue to hold the Say-on-Pay vote every year.
We encourage you to read the Compensation Discussion and Analysis section to learn more about our executive compensation programs and policies and the changes we have made over the last few years. The Board believes that its 2024 compensation decisions and enhancements to our executive compensation programs made over the last few years reflect the Company's commitment to respond to shareholder input and pay for performance, support the Company's ability to sustain long-term growth while accounting for sound risk management, and align the interests of our executives with those of our shareholders by emphasizing variable, at-risk compensation largely tied to measurable performance goals.
Although this Say-on-Pay vote on executive compensation is non-binding, we highly value input and engagement from our shareholders. The Board and the Compensation Committee will review the results of this 2025 vote and, consistent with our record of shareholder engagement, take the outcome of the vote into account when determining future executive compensation arrangements. Shareholders are therefore asked to vote for the following resolution:
RESOLVED, that the shareholders of Ryder approve, on an advisory basis, the compensation of Ryder's NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in Ryder's 2025 Proxy Statement.
The Board recommends a vote FOR Proposal 3 (adoption of the resolution, on an advisory basis, the compensation of our NEOs).

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Other Matters

OTHER MATTERS

Who can vote?
Holders of Ryder common stock at the close of business on March 3, 2025, the record date, are entitled to vote their shares at the Annual Meeting. As of March 3, 2025, there were 41,741,675 shares of common stock issued and outstanding, all of which are entitled to vote. Each share of common stock issued, outstanding and entitled to vote represents one vote.

What is a quorum?
A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, the holders of a majority of the total number of shares issued, outstanding and entitled to vote at the meeting must be present in person (through virtual access) or represented by proxy for a quorum. If you sign and return your proxy marked "abstain," your shares will be counted for purposes of determining whether a quorum is present.

What is the difference between a shareholder of record and a beneficial shareholder?
Record Shareholder. You are a shareholder of record if you are registered as a shareholder with our transfer agent, EQ Shareowner Services.
Beneficial Shareholder. You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (nominee) holds your shares. This is often called ownership in "street name," since your name does not appear anywhere in our records.

How do I vote?	If you are a shareholder of record, you may vote:
• by internet; • by telephone; or • by mail, if you received a paper copy of these proxy materials.
Detailed instructions for internet and telephone voting are set forth on the notice of internet availability ("Notice"), which contains instructions on how to access our proxy statement, Annual Report and shareholder letter online, and the printed proxy card.

If your shares are held in our 401(k) Plan, your proxy will serve as a voting instruction for the trustee of our 401(k) Plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by April 29, 2025 (the "cut-off date"). If the trustee does not receive your instructions by the cut-off date, the trustee will vote the shares you hold through our 401(k) Plan in the same proportion as all other shares in our 401(k) Plan for which voting instructions were received.

If you are a beneficial shareholder, you must follow the voting procedures of your nominee.

What shares are covered by my proxy card?	Your proxy reflects all shares owned by you at the close of business on March 3, 2025. For participants in our 401(k) Plan, shares held in your account as of that date are included in your proxy.

What if I am a beneficial shareholder and I do not give the nominee voting instructions?	Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as shares present and entitled to be voted with respect to a matter on which the nominee has expressly not voted.

What does it mean if I receive more than one Notice or proxy card?	It means that you hold shares in more than one account. To ensure all of your shares are voted, if you vote by telephone or on the internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive. Alternatively, if you vote by proxy card, you will need to sign and return each proxy card by mail.

How many votes are needed for the proposals to pass?	The table below sets forth the proportion of votes needed for each proposal on the ballot to pass. The table also sets forth whether a nominee can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal and the impact of abstentions.

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Other Matters

Proposal		How Many Votes are Needed for a Proposal to Pass?	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
No. 1	Election of Directors	Majority of Votes Cast	No	None	None
No. 2	Ratification of PricewaterhouseCoopers LLP	Majority of Votes Cast	Yes	Not Applicable	None
No. 3	Say on Pay	Majority of Votes Cast	No	None	None

Proposal 3 is a non-binding, advisory vote. What is the effect if it passes?
Although the advisory vote on Proposal 3 (Say on Pay) is non-binding, our Board will review the result and, consistent with our record of shareholder engagement, take it into account in making future executive compensation and corporate governance decisions.

How do I change my vote?
A shareholder of record may revoke a proxy by giving written notice of revocation to our Corporate Secretary before the meeting by delivering a later-dated proxy (either in writing, by telephone or over the internet), or by attending the Annual Meeting and voting electronically.
If you are a beneficial shareholder, you may change your vote by following your nominee's procedures for revoking or changing your proxy.

Who can attend the Annual Meeting?	Only shareholders and our invited guests are permitted to attend the Annual Meeting.

PROXY SOLICITATION COSTS
We have retained the services of Innisfree M&A Incorporated to assist in soliciting proxies from brokers and nominees of shareholders for the Annual Meeting. We will pay the cost of these services, which is estimated to be approximately $17,500 plus out-of-pocket expenses. We also reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone. Certain of our officers, directors and employees may participate in the solicitation of proxies without additional consideration.

VOTE TABULATIONS
Our Board has appointed Broadridge Financial Solutions, Inc. as the independent Inspector of Election of the Annual Meeting. Representatives of Broadridge will count the votes.

CONFIDENTIAL VOTING
The voting instructions of shareholders of record will only be available to the Inspector of Election. Voting instructions for employee benefit plans and shares held in our 401(k) Plan will only be available to the plan's tabulator. The voting instructions of beneficial shareholders will only be available to the shareholder's nominee. Your voting records will not be disclosed to us unless required by a legal order, requested by you, or cast in a contested election.

SHAREHOLDER PROPOSALS
Shareholder Proposals. If a shareholder wishes to submit a proposal for consideration at the 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8(e) under the Exchange Act, and wants that proposal to appear in the Company's proxy statement for that meeting, the proposal must be submitted in writing to Ryder System, Inc., Attention: Corporate Secretary, 6000 Windward Parkway, Alpharetta, GA 30005, and received by the Company no later than November 12, 2025. Additionally, we must receive proper notice of any other shareholder proposal to be submitted at the 2026 Annual Meeting of Shareholders (but not included in our proxy statement) no earlier than January 2, 2026 and no later than February 1, 2026.
Shareholders Nominating a Director Candidate Through Proxy Access (for Inclusion in the Company's Proxy Materials). Our By-Laws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 25 shareholders, owning Ryder stock representing an aggregate of at least 3% of our outstanding shares continuously for at least three years, may nominate and include in Ryder's proxy materials director nominees constituting up to 20% of Ryder's Board or two directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in our By-Laws, including Articles IV and V. If a shareholder would like to use the Company's proxy access procedures to nominate one or more directors for election at the 2026 Annual Meeting of Shareholders (for inclusion in Ryder's proxy materials), the shareholder must give advance written notice at least 120, but no more than 150, days before the one-year anniversary of the date Ryder issued its definitive proxy statement for the 2025 Annual Meeting, as required in our By-Laws (no earlier than October 13, 2025 and no later than November 12, 2025). The notice must include information regarding both the proposing shareholder and the director nominee as required in our By-Laws. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence.

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Other Matters

Shareholders Nominating a Director Candidate Without Using the Company's Proxy Materials. If a shareholder would like to nominate one or more directors for election at the 2026 Annual Meeting of Shareholders without following the proxy access procedures described above, the shareholder must give advance written notice to us at least 90, but no more than 120, days before the one-year anniversary of the 2025 Annual Meeting (no earlier than January 2, 2026 and no later than February 1, 2026), as required by our By-Laws. The notice must include information regarding both the proposing shareholder and the director nominee as required in our Bylaws. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence. In addition, such shareholder must comply with all other requirements set forth in our By-Laws, including Articles IV and V.
All of the requirements relating to the submission of shareholder proposals or director nominations are included in our By-Laws. A copy of our By-Laws can be obtained from the Governance page in the Investors area of our website, at https://investors.ryder.com, or from our filings with the SEC on the SEC's website, at www.sec.gov.

ELECTRONIC DELIVERY
This year, we have again elected to take advantage of the SEC's rule that allows us to furnish proxy materials to you online as electronic delivery expedites shareholders' receipt of materials, while lowering costs and reducing waste. On or about March 12, 2025, we mail to our shareholders the Notice regarding internet availability of proxy materials containing instructions on how to access our proxy statement, Annual Report and shareholder letter electronically.
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice contains instructions on how to request a paper copy of the materials. If you received a paper copy, you can also view these documents on the internet by accessing the Investors area of our website, at https://investors.ryder.com.
If you are a record shareholder, you may receive future proxy materials electronically. If you vote via the internet, as described on your proxy card, you may sign up for electronic delivery at the same time. If you elect this feature, you will receive an e-mail notifying you where and when the materials are available and instructions for voting by telephone or on the internet.
We encourage you to sign up for electronic delivery of future proxy materials.

HOUSEHOLDING
Shareholders who share the same last name and address will only receive one set of Notices regarding the electronic availability of proxy materials or 2025 Annual Meeting materials, unless they request otherwise. This practice, known as "householding," is intended to eliminate duplicate mailings, lower costs and reduce waste.
If you are a record shareholder and want to request a separate copy of the 2025 proxy materials, the 2024 Annual Report or the shareholder letter, you may contact us: by calling our Investor Relations Department at (305) 500-4053; in writing to Ryder System, Inc., Attention: Investor Relations Department, 6000 Windward Parkway, Alpharetta, GA 30005; or by e-mailing RyderforInvestors@ryder.com. If you wish to receive separate copies in future mailings, please contact Broadridge by calling (866) 540-7095, or in writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Our 2024 Annual Report, the shareholder letter and this proxy statement are also available through the Investor Relations area of our website, at https://investors.ryder.com. A copy of any exhibit to the 2024 Annual Report will be forwarded following receipt of a written request for such materials addressed to our Investor Relations Department.
Two or more shareholders sharing an address that are still receiving multiple copies and wish to request delivery of a single copy of proxy materials should contact Broadridge in the manner set forth above. If a nominee holds your shares, please contact such holder directly to inquire about the possibility of householding.

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Ryder System, Inc.
2333 Ponce de Leon Blvd., Suite 700
Coral Gables, Florida 33134
www.Ryder.com

Ryder Ever better.

RYDER SYSTEM, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.ProxyVote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 1, 2025 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 29, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 1, 2025 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 29, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61692-P25955

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYDER SYSTEM, INC.

The Board of Directors recommends a vote "FOR" the following director nominees:

1. Election of Directors

Nominees for a 1-year term of office expiring at the 2026 Annual Meeting.	For	Against	Abstain
1a. Robert J. Eck	☐	☐	☐
1b. Robert A. Hagemann	☐	☐	☐
1c. Michael F. Hilton	☐	☐	☐
1d. Tamara L. Lundgren	☐	☐	☐
1e. Luis P. Nieto, Jr.	☐	☐	☐
1f. David G. Nord	☐	☐	☐
1g. Robert E. Sanchez	☐	☐	☐
1h. Abbie J. Smith	☐	☐	☐
1i. E. Follin Smith	☐	☐	☐
1j. Dmitri L. Stockton	☐	☐	☐
1k. Charles M. Swoboda	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following management proposals:	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2025 fiscal year.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

This Proxy Card will be voted "FOR" the election of the director nominees and "FOR" Proposals 2 and 3 if no choice is selected.

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

NOTE: The proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 2, 2025: The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.ProxyVote.com.

V61693-P25955

PROXY
RYDER SYSTEM, INC.
ANNUAL MEETING - MAY 2, 2025

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Sanchez, John J. Diez and Robert D. Fatovic, or either of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated on the reverse side, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 3, 2025, during or at any adjournment of the Annual Meeting of Shareholders to be held on Friday, May 2, 2025 at 10:00 a.m. EDT, at the Hotel Colonnade Coral Gables, 180 Aragon Avenue, Coral Gables, Florida 33134.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED. ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. IF NO CHOICE IS SELECTED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY HOLDERS MAY VOTE THE SHARES.

Continued and to be signed on reverse side